Exhibit 10.6

EXECUTION VERSION

$35,000,000 Principal Amount

of

4.25% Convertible Senior Notes due 2026

EXCHANGE AGREEMENT (NEW CONVERTIBLE NOTES)

Dated as of October 5, 2022

by and among

SEACOR MARINE HOLDINGS INC.,

as Company

and

THE INVESTORS IDENTIFIED ON SCHEDULE A HERETO

i

SCHEDULES

A	Information Relating to Investors
6.01(v)	Liens

EXHIBITS

A	Form of Note
B	Form of Warrant
C	Form of Press Release
D	Form of 8-K

EXCHANGE AGREEMENT (NEW CONVERTIBLE NOTES)

This EXCHANGE AGREEMENT (NEW CONVERTIBLE NOTES) is entered into as of October 5, 2022, by and among SEACOR MARINE HOLDINGS INC. (the “Company”), a Delaware corporation, and the Investors listed on Schedule A attached hereto.

PRELIMINARY STATEMENTS

For its lawful corporate purposes, the Company has duly authorized the issuance of its 4.25% Convertible Senior Notes due 2026 (the “New Convertible Notes”), in an aggregate principal amount of $35.0 million, and in order to provide the terms and conditions upon which the New Convertible Notes are to be issued and delivered, the Company has duly authorized the execution and delivery of this Agreement.

The Form of New Convertible Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the New Convertible Notes are to be substantially in the forms provided in Exhibit A hereto.

On the Closing Date, the Company and the Investors desire to exchange, the aggregate principal amount of Existing Notes set forth next to each Investors name on Schedule A hereto for a like principal amount of New Convertible Notes as set forth on such schedule upon the terms and subject to the conditions set forth in this Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

Section 1.01 Defined Terms. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Agreement and of any amendment hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” means all amounts, if any, payable pursuant to Section 2.10 of the Registration Rights Agreement.

“Additional Interest Notice” shall have the meaning set forth in Section 3.05(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Exchange Agreement (New Convertible Notes) and all Exhibits, Schedules and Annexes attached hereto.

“Board Observer” shall have the meaning specified in Section 7.10(a).

“Board of Directors” means the board of directors of the Company or a committee thereof duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity but excluding any debt securities convertible into such equity.

“Carlyle” means any of the Investors listed on Schedule A, any of their respective Affiliates and any investment fund owned and controlled or otherwise managed by any such Investor or such Affiliate (other than any portfolio company of any such entity).

“Clause A Distribution” shall have the meaning specified in Section 9.04(c).

“Clause B Distribution” shall have the meaning specified in Section 9.04(c).

“Clause C Distribution” shall have the meaning specified in Section 9.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Closing” shall have the meaning specified in Section 2.02.

“Closing 8-K” means the Form 8-K filed with the Commission on October 5, 2022 disclosing, among other items, the entry into this Agreement and the Exchange Agreement (Guaranteed Notes) in the form attached hereto as Exhibit D.

“Closing Date” means the date on which all of the conditions precedent in Article IV are satisfied (or waived) under and in accordance with this Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.01 per share, at the date of this Agreement, subject to Section 9.07.

“Company” shall have the meaning specified in the first paragraph of this Agreement, and subject to the provisions of Section 7.13, shall include its successors and assigns.

“Company Deliverables” means:

(a) duly endorsed certificates representing the principal amount of New Convertible Notes set forth opposite such Investor’s name on Schedule A hereto (in such permitted denomination or denominations and registered in its name or the name of such nominee or nominees as the Investors may request);

(b) A receipt executed by the Company and delivered to the Investors acknowledging receipt of the Existing Notes from the Investors on the Closing Date;

(c) cash in an amount equal to the accrued and unpaid interest on the Existing Notes from the most recent payment date thereunder to the Issue Date;

(d) a certificate of the Company’s Secretary, dated as of Closing Date, certifying as to the resolutions for the corporate proceedings relating to the authorization, execution and delivery of the Guaranteed Notes and certifying the Company’s Organization Documents;

(e) executed counterparts to each of this Agreement, the Exchange Agreement (Guaranteed Notes) and the Registration Rights Agreement.

“Company Fundamental Change” shall be deemed to have occurred at any time following completion of the issuance of the New Convertible Notes if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company or any of its Subsidiaries, files or (if known by the Company or any of their Subsidiaries) is required to file a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b) the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than any Subsidiary of the Company; provided, however, that a transaction described in clause (i) or clause (ii), (x) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction or (y) which was effected solely to change the Company’s jurisdiction of incorporation or to form a holding company for the Company and that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into Common Equity of the surviving entity, shall in each case, not be a Company Fundamental Change pursuant to this clause (b); or

(c) the Common Stock at any time ceases to be listed or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors);

provided, however, that any transaction that constitutes a Company Fundamental Change pursuant to both clause (a) and clause (b) above shall be deemed a Company Fundamental Change solely under clause (b) above; and provided, further that a transaction or transactions described in clause (a) or (b) above (other than clause (b)(iii)) shall not constitute a Company Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares or pursuant to stockholders’ statutory appraisal rights, in connection with such transaction or transactions consists of shares of Common Equity listed or quoted on any of The New York Stock Exchange, the NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the New Convertible Notes become convertible into such consideration, excluding cash payments for fractional shares or pursuant to statutory appraisal rights (subject to the provisions of Section 9.07).

“Company’s Office” shall have the meaning specified in Section 1.06.

“Competitor” means those persons or group of persons, or entities or group of entities, directly and actively engaged in the operation of offshore vessels or workboats servicing offshore oil, gas and renewable energy exploration, development and production facilities; provided that “Competitor” shall not include any financial institution, private equity firm or similar entity or any Affiliate thereof which owns any portfolio company that is a Competitor (other than any such portfolio company that is a Competitor).

“Conversion Agent” means the Company or such other entity as the Company may in its sole discretion designate as conversion agent for the New Convertible Notes.

“Conversion Date” shall have the meaning specified in Section 9.02(c).

“Conversion Obligation” shall have the meaning specified in Section 9.01.

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 9.01.

“Daily VWAP” means, for each of the Trading Days during the applicable observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on the Company’s Bloomberg page (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such trading day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for this purpose by the Company). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any New Convertible Note (including, without limitation, the Redemption Price and the Fundamental Change Repurchase Price, principal and interest) that are payable but are not paid when due.

“Disqualified Institution” means those Competitors of the Company and their subsidiaries identified by the Company by written notice to the Investors prior to the date hereof and Affiliates of such Competitors that are either identified in such notice or are clearly identifiable on the basis of such Affiliates’ names, which list of Disqualified Institutions may be updated by the Company from time to time upon five Business Days’ prior written notice to the Holders in the manner contemplated in Section 11.01 hereof, it being understood and agreed that the identification of any Person as a Disqualified Institution after the Closing Date shall not apply to retroactively disqualify any Person that has previously acquired any New Convertible Notes or beneficial interest therein so long as such Person was not a Disqualified Institution at the time it became the Holder of such New Convertible Note or beneficial interest therein. The list of Disqualified Institutions shall be made available to the Investors and their transferees and their respective prospective transferees, it being understood that the Company may update such list from time to time with respect to Disqualified Institutions to the extent provided for above, with such updates effective solely upon them being made available to the Holders.

“Distributed Property” shall have the meaning specified in Section 9.04(c).

“Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Environmental Laws” shall have the meaning specified in Section 6.01(k).

“Event of Default” shall have the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement (Guaranteed Notes)” means that certain exchange agreement (Guaranteed Notes) dated as of October 5, 2022, entered into by and among the Company and the Investors.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Existing Notes” means the 4.25% Senior Unsecured Notes due December 1, 2023 issued pursuant to that certain Convertible Senior Note Purchase Agreement by and among the Company and the Investors named therein, dated as of November 30, 2015, as amended by the Amendment and Exchange Agreement dated as of May 2, 2018.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s-length transaction not involving undue pressure or compulsion to complete the transaction on the part of either party. Fair Market Value shall be determined in good faith by the Board of Directors of the Company, unless otherwise provided in this Agreement.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” shall mean the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change Company Notice” shall have the meaning specified in Section 10.05(c).

“Fundamental Change Expiration Time” shall have the meaning specified in Section 10.05(b)(i).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 10.05(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 10.05(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 10.05(a).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Notes” means the $90.0 million in aggregate principal amount of notes issued on the date hereof pursuant to the Exchange Agreement (Guaranteed Notes).

“Holder” means, as applied to any New Convertible Note, or other similar terms (but excluding the term “beneficial holder”), any Person in whose name at the time a particular New Convertible Note is registered on the Note Register.

“Independent Financial Advisor” means an investment banking or accounting firm of national standing or any third-party appraiser of national standing; provided, however, that such firm or appraiser is not an Affiliate of the Company.

“Intellectual Property Rights” shall have the meaning specified in Section 6.01(m).

“Interest Payment Date” means each June 15 and December 15 of each year, beginning on December 15, 2022.

“Investment Agreement” means that certain investment agreement dated as of November 30, 2015, entered into by and among SEACOR Holdings Inc., SEACOR Marine Holdings Inc. and the Investors.

“Investment Company Act” shall have the meaning specified in Section 6.01(l).

“Investor” means each entity identified in Schedule A hereto, and whose bank information as set forth opposite the name of such Investor, to the extent unavailable, would be provided by Carlyle as soon as reasonably practicable.

“Investor Deliverables” means:

(a) certificates representing the outstanding principal balance of all Existing Notes that will be exchanged for the New Convertible Notes and the Guaranteed Notes pursuant to this Agreement and the Exchange Agreement (Guaranteed Notes), respectively;

(b) an Internal Revenue Service Form W-9 or W-8 executed by each Investor;

(c) a receipt executed by each Investor and delivered to the Company certifying that the Investors have received the New Convertible Notes contemplated by this agreement from the Company on the Closing Date; and

(d) signatures to each of this Agreement, the Exchange Agreement (Guaranteed Notes) and the Registration Rights Agreement.

“Issue Date” means October 5, 2022.

“Jones Act” means, collectively, the U.S. citizenship and cabotage laws principally contained in 46 U.S.C. § 50501(a), (b) and (d) and 46 U.S.C. Chapter 551, and any successor or replacement statutes thereto, and the regulations promulgated thereunder by the U.S. Coast Guard and the U.S. Maritime Administration, in each case as amended or supplemented from time to time, relating to the ownership and operation of U.S.-flag vessels in the U.S. Coastwise Trade.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose, provided, that if such prices cannot reasonably be obtained from three such investment banking firms, but are obtained from two such investment banking firms, then the “Last Reported Sale Price” will be the average of the mid-points of such bid and ask prices from those two investment banking firms and if such prices can reasonably be obtained from only one such investment banking firm then the “Last Reported Sale Price” will be the mid-point of such bid and ask prices from that investment banking firm. Any such determination will be conclusive absent manifest error.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Mandatory Conversion” shall have the meaning specified in Section 9.13(a).

“Mandatory Conversion Date” shall have the meaning specified in Section 9.13(b).

“Mandatory Conversion Notice” shall have the meaning specified in Section 9.13(b).

“Mandatory Conversion Notice Date” shall have the meaning specified in Section 9.13(b).

“Mandatory Conversion Trigger Period” shall have the meaning specified in Section 9.13(a)(ii).

“Market Disruption Event” means, if the Common Stock is listed for trading on The New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Scheduled Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Material Adverse Effect” shall have the meaning specified in Section 6.01(a).

“Maturity Date” means July 1, 2026.

“Merger Event” shall have the meaning specified in Section 9.07(a).

“Money Laundering Laws” shall have the meaning specified in Section 6.01(o).

“New Convertible Note” or “New Convertible Notes” shall have the meaning specified in the preliminary statements hereto.

“Non-U.S. Citizen” means any Person other than a U.S. Citizen.

“Note Register” means the register maintained in the Company’s Office in which, subject to reasonable regulations as it may prescribe, the Company shall provide for the registration of New Convertible Notes and transfers of New Convertible Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable time.

“Note Registrar” means the Person appointed for the purpose of registering New Convertible Notes and transfers of New Convertible Notes and maintaining the Note Register as herein provided. The Company will initially act as Note Registrar.

“Notice of Conversion” shall have the meaning specified in Section 9.02(b).

“OFAC” shall have the meaning specified in Section 6.01(p).

“Officer” means, with respect to the Company, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Secretary or any Vice President (whether or not designated by a number or word or words added before or after the title “Vice President”).

“open of business” means 9:00 a.m. (New York City time).

“Operative Documents” means this Agreement, the Exchange Agreement (Guaranteed Notes), the New Convertible Notes, the Guaranteed Notes, the Registration Rights Agreement and the Warrants.

“Optional Redemption” shall have the meaning specified in Section 10.01(b).

“Organization Documents” or “Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. Unless otherwise specified, references in this Agreement to the Company’s Organizational Documents refer to the Company’s Third Amended and Restated Certificate of Incorporation and bylaws in effect at the time of Closing.

“outstanding,” when used with reference to New Convertible Notes, shall, subject to the provisions of Section 5.03, mean, as of any particular time, all New Convertible Notes offered under this Agreement, except:

(a) New Convertible Notes theretofore canceled by the Company or accepted by the Company for cancellation;

(b) New Convertible Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been set aside and segregated by the Company (if the Company shall act as its own Paying Agent) or shall have been deposited in trust with the Paying Agent (if other than the Company); and

(c) New Convertible Notes converted pursuant to Article IX.

“Paying Agent” means the Company or such other entity as the Company may in its sole discretion designate, as a paying agent pursuant to Section 3.11.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated New Convertible Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Redemption Date” shall have the meaning specified in Section 10.02(a).

“Redemption Notice” shall have the meaning specified in Section 10.02(a).

“Redemption Notice Date” means the date the Company calls any or all of the New Convertible Notes for redemption pursuant to Article X.

“Redemption Price” means an amount equal to 100% of the principal amount of such New Convertible Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Interest Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued will be paid on such Interest Payment Date to Holders of record of such New Convertible Notes on such Regular Interest Record Date, and the Redemption Price will be equal to 100% of the principal amount of such New Convertible Notes).

“Reference Property” shall have the meaning specified in Section 9.07(a).

“registered form” shall have the meaning specified in Section 3.10(a).

“Registration Rights Agreement” means the registration rights agreement, dated as of the date hereof, between the Company and the Investors.

“Regular Interest Record Date,” with respect to any Interest Payment Date, means the June 10 or December 10 (whether or not such day is a Business Day) immediately preceding the applicable June 15 or December 15 Interest Payment Date, respectively.

“Responsible Officer” means any Officer of the Company. Any document delivered hereunder that is signed by a Responsible Officer of the Company shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Company and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Company. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Company.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Spin-Off” shall have the meaning specified in Section 9.04(c).

“Spin-Off Date” shall have the meaning specified in Section 9.01.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 7.13(a)(i).

“Trading Day” means a Scheduled Trading Day on which (i) there is no Market Disruption Event, and (ii) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or traded, “Trading Day” means a “Business Day.”

“Transfer Agent” means, at all times, the Person appointed as transfer agent for the Common Stock.

“Trigger Event” shall have the meaning specified in Section 9.04(c).

“Undelivered Shares” shall have the meaning specified in Section 9.12(e).

“Underlying Shares” means any shares of Common Stock issuable upon conversion of the New Convertible Notes or upon the exercise of a Warrant.

“unit of Reference Property” shall have the meaning specified in Section 9.07(a).

“U.S. Citizen” means a person who is a “citizen of the United States” within the meaning of the Jones Act, eligible and qualified to own and operate U.S.-flag vessels in the U.S. Coastwise Trade.

“U.S. Coastwise Trade” means the carriage or transport of merchandise and/or other materials and/or passengers in the coastwise trade of the United States of America within the meaning of 46 U.S.C. Chapter 551, as amended or supplemented from time to time.

“Valuation Period” shall have the meaning specified in Section 9.04(c).

“Warrants” means the warrants to purchase Common Stock substantially in the form of Exhibit B hereto.

Section 1.02 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. Unless the context indicates otherwise, any reference to a “fiscal year” or a “fiscal quarter” shall refer to a fiscal year or fiscal quarter of the Company.

Section 1.03 References to Agreements, Laws, Etc.. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted thereby; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.04 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.05 Additional Interest. Unless the context requires otherwise, all references to interest on the New Convertible Notes will include any Additional Interest payable pursuant to the Registration Rights Agreement.

Section 1.06 Agents. The Company will initially act as the Paying Agent, Note Registrar, Transfer Agent and Conversion Agent. For so long as the Company is acting in these roles, all notices required to be delivered to the Paying Agent, Note Registrar, Transfer Agent and Conversion Agent pursuant to this Agreement shall be delivered to the Company’s Office. The Company’s Office will be the office or agency in the United States of America where New Convertible Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the New Convertible Notes and this Agreement may be served.

The “Company’s Office” is located at:

12121 Wickchester Lane

Suite 500

Houston, TX 77079

Attention: Legal Department

Email: aeverett@seacormarine.com

The Company may at any time, by notice to each holder of a New Convertible Note, change the Company’s Office, so long as it is located in the United States.

Section 1.07 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) “or” is not exclusive;

(c) “including” means including without limitation;

(d) words in the singular include the plural and words in the plural include the singular;

(e) “will” shall be interpreted to express a command;

(f) the principal amount of any non interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(g) the principal amount of any preferred stock shall be (i) the maximum liquidation value of such preferred stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such preferred stock, whichever is greater;

(h) all amounts expressed in this Agreement or in any of the New Convertible Notes in terms of money refer to the lawful currency of the United States of America;

(i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(j) the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Agreement, any New Convertible Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act.

ARTICLE II

Exchange of Notes

Section 2.01 Authorization of Notes; Agreement to Exchange Notes. On or before the Closing (as defined below), upon the terms and subject to the conditions set forth in this Agreement, the Company will have authorized the issuance of $35.0 million in aggregate principal amount of its New Convertible Notes to the Investors. The New Convertible Notes shall be substantively in the form of Exhibit A hereto.

Subject to the terms and conditions set forth in this Agreement, the Company and each Investor hereby agrees to exchange (the “Exchange”) at the Closing the aggregate principal amount of the Existing Notes held by the Investors as set forth on Schedule A hereto for a like principal amount of New Convertible Notes.

Section 2.02 The Closing. The closing of the Exchange will occur on the date hereof (the “Closing”) at 11:00 a.m., New York City time, at the offices of Milbank LLP, 55 Hudson Yards, New York, New York 10001, or at such other time and place as is mutually agreed to by the Company and the Investors. At the Closing, the Company will Exchange the Existing Notes for the New Convertible Notes.

Section 2.03 [Reserved].

Section 2.04 Expenses. The Company covenants and agrees with the several Investors that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the New Convertible Notes; (ii) any cost incurred in connection with the listing on any applicable national securities exchange of the Underlying Shares issuable upon conversion of the New Convertible Notes; (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 2.04 and (iv) the reasonable and documented out-of-pocket fees and expenses of the Investors incurred in connection with the negotiation, structuring and execution of this Agreement and the Operative Documents (including fees and expenses of Kirkland & Ellis LLP in an amount not to exceed $150,000 (collectively, along with such amounts to be paid pursuant to the Exchange Agreement (Guaranteed Notes))). It is understood that other than as set forth in clause (iv) of the preceding sentence or in the Registration Rights Agreement, each Investor shall be responsible for its own expenses, including any fees, disbursements and expenses incurred after the date hereof. The obligations of the Company under this Section 2.04 will survive the payment or transfer of any New Convertible Note and the enforcement, termination, amendment or waiver of any provision of any Operative Document.

ARTICLE III

The New Convertible Notes

Section 3.01 The New Convertible Notes. The New Convertible Notes shall be issued in the aggregate principal amount of Thirty-Five Million Dollars ($35,000,000). The New Convertible Notes shall be dated the Closing Date. The aggregate amount of the New Convertible Notes shall, subject to the provisions for repurchase, optional redemption, conversion and acceleration contained herein, mature and be payable in full on the Maturity Date. Unless previously converted pursuant to this Agreement, the New Convertible Notes constitute direct unsecured, senior obligations of the Company. The New Convertible Notes shall be executed on behalf of the Company by a Responsible Officer.

Section 3.02 Interest.

(a) Interest shall be payable on the principal amount of the New Convertible Notes, at a fixed rate equal to 4.25% per annum, payable semi-annually in cash in arrears. Accrued interest on the New Convertible Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b) Interest on the New Convertible Notes will accrue from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, the Issue Date of the New Convertible Notes. The Person in whose name any New Convertible Note is registered on the Note Register at the close of business on any Regular Interest Record Date with respect to any Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date, Mandatory Conversion Date or Conversion Date shall be entitled to receive the interest payable on such respective date (unless otherwise provided herein). Interest on the New Convertible Notes shall be payable on (i) each Interest Payment Date (commencing on December 15, 2022) in arrears; (ii) the date of any redemption or repurchase in accordance with Article X or Mandatory Conversion Date pursuant to Section 9.13 (but only with respect to the principal amount of the New Convertible Notes then redeemed, repurchased or converted) and (iii) maturity of the New Convertible Notes, whether by acceleration or otherwise. All payment of interest in respect of the New Convertible Notes shall be made pro rata among the Holders in accordance with their pro rata share of the outstanding principal amount of the New Convertible Notes (or, with respect to interest payments made in respect to New Convertible Notes that are being repurchased or redeemed pursuant to Article X, pro rata among the Holders in accordance with their pro rata share of the outstanding principal amount of the New Convertible Notes being repurchased or redeemed) as of the related Regular Interest Record date or the date of repurchase or redemption unless otherwise provided herein.

Section 3.03 Defaulted Amounts. Any Defaulted Amounts shall accrue interest at the rate borne by the New Convertible Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment or cause the Paying Agent (if other than the Company) to make payment of any Defaulted Amounts to the Persons in whose names the New Convertible Notes are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment. The Company shall deliver notice of the proposed payment of such Defaulted Amounts and the special record date therefor to each Holder at its address as it appears in the Note Register not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the New Convertible Notes are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 3.03.

(ii) The Company may make payment of or cause the Paying Agent (if other than the Company) to make payment of any Defaulted Amounts in any other lawful manner, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Holders of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Holders.

Section 3.04 Scheduled Repayment. Any and all principal of the New Convertible Notes remaining unpaid, together with all interest accrued but unpaid thereon, automatically and unconditionally shall be due and payable in full in cash on the Maturity Date unless the New Convertible Notes have been previously converted, exchanged, redeemed, repurchased or otherwise cancelled. New Convertible Notes will be payable as to principal, repurchase and redemption at the Company’s Office upon presentation and surrender of such New Convertible Notes.

Section 3.05 Additional Interest

(a) Additional Interest will accrue on the New Convertible Notes to the extent provided in the Registration Rights Agreement and the Company’s obligation to pay any such Additional Interest will be deemed to be obligations under the New Convertible Notes with the same force and effect as if the relevant provisions of the Registration Rights Agreement were reproduced in this Agreement and the New Convertible Notes. In the event that the Company is required to pay Additional Interest pursuant to the Registration Rights Agreement, the Company shall provide written notice (“Additional Interest Notice”) to the Holders of its obligation to pay Additional Interest no later than 15 days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date.

(b) In no event shall Additional Interest accrue at a rate per annum in excess of 0.50%, regardless of the number of events or circumstances giving rise to requirements to pay such Additional Interest. Such Additional Interest that is payable shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the New Convertible Notes.

Section 3.06 Cancellation of New Convertible Notes Paid, Converted, Etc. The Company shall cause all New Convertible Notes surrendered for the purpose of payment, redemption, repurchase, registration of transfer or exchange or conversion pursuant to Article IX to be cancelled and, if surrendered to any Person other than the Company (including any of the Company’s agents, Subsidiaries or Affiliates), to be surrendered to the Company for cancellation. All New Convertible Notes delivered to the Company shall be canceled promptly by it, and no New Convertible Notes shall be issued in exchange therefor except as expressly permitted by any of the provisions of this Agreement. The New Convertible Notes so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert the New Convertible Notes. The Company may not issue new New Convertible Notes to replace New Convertible Notes it has paid in full or that have been delivered to the Company for cancellation.

The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 3.06. If the Company is not acting as Note Registrar, the Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

Section 3.07 Service Charges. No service charge shall be made for any registration of transfer or exchange of the New Convertible Notes, Underlying Shares or Warrants, but the Company may require the Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new New Convertible Notes, Underlying Shares or Warrants issued upon such exchange or registration of transfer being different from the name of the Holder of the old New Convertible Notes, Underlying Shares or Warrants surrendered for exchange or registration of transfer.

Section 3.08 Payment.

(a) The Company will pay or cause to be paid all amounts payable with respect to any New Convertible Note by crediting (before 11:00 a.m., New York time on the date when due in accordance with this Agreement and/or the Note), by intra-bank or federal funds wire transfer to each Holder’s account the payment in any bank as may be designated and specified in writing by such Holder at least two Business Days prior to the applicable payment. Each Investor’s initial bank account for this purpose is on Schedule A hereto, which bank account may be updated by the Investors or any other Holder upon prior written notice to the Company delivered in the manner set forth in Section 11.01.

(b) In any case where any Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of any payment that would otherwise need to be made on such date on account of the delay.

(c) The entire unpaid principal balance of the New Convertible Notes shall be due and payable on the stated maturity date thereof.

Section 3.09 Lost, Etc. New Convertible Notes. In case any New Convertible Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute and deliver, a new New Convertible Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated New Convertible Note, or in lieu of and in substitution for the New Convertible Note so destroyed, lost or stolen. In every case the applicant for a substituted New Convertible Note shall furnish to the Company such security or indemnity as may be required by the Company to hold it harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company evidence to its satisfaction of the destruction, loss or theft of such New Convertible Note and of the ownership thereof.

No service charge shall be imposed by the Company upon the issuance of any substitute New Convertible Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute New Convertible Note being different from the name of the Holder of the old New Convertible Note that became mutilated or was destroyed, lost or stolen. In case any New Convertible Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article IX shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute New Convertible Note, pay or authorize the payment of or convert or authorize the conversion of the New Convertible Note (without surrender thereof except in the case of a mutilated New Convertible Note), as the case may be, such applicant for such new New Convertible Note, payment, conversion in accordance with Article IX, shall furnish to the Company such security or indemnity as may be required by them to save each of them from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company of the destruction, loss or theft of such New Convertible Note and of the ownership thereof.

Every substitute New Convertible Note issued pursuant to the provisions of this Section 3.09 by virtue of the fact that any New Convertible Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen New Convertible Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Agreement equally and proportionately with any and all other New Convertible Notes duly issued hereunder. To the extent permitted by law, all New Convertible Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen New Convertible Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 3.10 Note Register; etc.

(a) The Company shall keep at the Company’s Office the Note Register in which the Company shall provide for the recordation of each transfer, exchange or cancellation of New Convertible Notes as well as the name and address of, and the amount of outstanding principal and interest owing to, each Holder and each transfer, exchange or cancellation of New Convertible Notes. The entries in the Note Register shall be conclusive evidence of the amounts due and owing to each Holder in the absence of manifest error. Notwithstanding anything to the contrary contained in this Agreement or the New Convertible Notes, the obligations under the New Convertible Notes are registered obligations and the right, title and interest of any Holder and its assignees in and to such obligations shall be transferable only upon notation of such transfer in the Note Register. This Section 3.10(a) shall be construed so that the obligations under the New Convertible Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any other relevant or successor provisions of the Code or such regulations). The Note Register shall be available for inspection by any Holder from time to time upon reasonable prior notice.

(b) Upon surrender for registration of transfer of any New Convertible Notes in compliance with the applicable transfer limitations and procedures (including pursuant to Section 6.02(b)), the Company, at its expense, shall execute and deliver, in the name of the designated transferee or transferees, one or more new New Convertible Notes of the same type, and of a like aggregate principal amount of such surrendered New Convertible Note and bearing such restrictive legends as may be required by Section 6.02(b) this Agreement. The Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith.

(c) New Convertible Notes may be exchanged at the option of any Holder thereof for New Convertible Notes of a like aggregate principal amount but in different denominations, provided such amounts are in integral multiples of $1,000. Whenever any New Convertible Notes are so surrendered for exchange, the Company, at its expense, shall execute and deliver the New Convertible Notes that the Holder making the exchange is entitled to receive.

(d) All New Convertible Notes issued upon any registration of transfer or exchange of such New Convertible Notes will be the legal and valid obligations of the Company (subject to Section 7.13) evidencing the same interests, and entitled to the same benefits, as the New Convertible Notes surrendered upon such registration of transfer or exchange.

(e) Every New Convertible Note presented or surrendered for registration of transfer or exchange will (if so required) be duly endorsed or will be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the Holder thereof or its attorney-in-fact duly authorized in writing.

(f) The Person in whose name any New Convertible Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement, the Warrant and the Registration Rights Agreement and the Company shall not be affected by any notice to the contrary, until due presentment of such New Convertible Note for registration of transfer so provided in this Section 3.10.

(g) The Company shall not be required to exchange or register a transfer of (i) any New Convertible Notes surrendered for conversion or, if a portion of any New Convertible Note is surrendered for conversion, such portion thereof surrendered for conversion, in each case, pursuant to Section 9.01 and 9.02, (ii) called for mandatory conversion pursuant to Section 9.13, (iii) any New Convertible Notes, or a portion of any New Convertible Note, surrendered for repurchase (and not withdrawn) in accordance with Article X or (iv) any New Convertible Notes selected for redemption in accordance with Article X or, if a portion of any New Convertible Note is surrendered for exchange, such portion thereof surrendered for exchange.

Section 3.11 Provisions as to Agents.

(a) To the extent the Company appoints a Paying Agent or Conversion Agent, it will cause such agent to execute and deliver to the Company an instrument in which such agent shall agree with the Company, subject to the provisions of this Section 3.11, that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price, the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the New Convertible Notes for shares payable upon conversion or exchange in trust for the benefit of the Holders of the New Convertible Notes.

(b) The Company shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on the New Convertible Notes deposit with the Paying Agent (if other than the Company) a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest; provided that if such deposit is made on the due date, such deposit must be received by such Paying Agent by 11:00 a.m., New York City time, on such date.

(c) Any money or property deposited with any Paying Agent or Conversion Agent (in each case, if other than the Company), or segregated by the Company, for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any New Convertible Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s certificate or (if then held by the Company) shall be released from such segregation; and the Holder of such New Convertible Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of such Paying Agent or Conversion Agent (in each case, if other than the Company) with respect to such trust money and property shall thereupon cease.

(d) The Company and the Paying Agent (if other than the Company) shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement or the Warrant, as applicable, such amounts as such entity is required to deduct and withhold under the Code or any provision of applicable Law. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement, the Underlying Shares or the Warrant, as applicable, as having been paid to the recipient in respect of which such deduction and withholding was made.

Section 3.12 Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, the Holders shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Agreement or any New Convertible Note be construed to confer upon any Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise.

ARTICLE IV

Conditions to Closing

Section 4.01 Investor’s Conditions to Closing. The obligations of each Investor to exchange its Existing Notes for New Convertible Notes shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by each Investor in writing, in whole or in part, to the extent permitted by applicable Law):

(a) Milbank LLP, counsel for the Company, shall have furnished to the Investors its written opinion, dated the Closing Date addressed to the Investors, in form and substance reasonably satisfactory to the Investors.

(b) Pursuant to Section 2.01, the Company shall have authorized, issued and delivered $35.0 million in aggregate principal amount of the New Convertible Notes to the Investors.

(c) The Investors shall have received cash in an amount equal to the accrued and unpaid interests on the Existing Notes from the most recent interest payment date thereunder to the Issue Date and the Company shall have paid all amounts owned under Section 2.04(iv) invoiced on or prior to the Closing Date.

(d) The representations and warranties of the Company contained in this Agreement shall be true and correct when made and as of the Closing Date.

(e) The Company shall have delivered to each Investor a certificate of its Secretary, dated as of Closing Date, certifying as to the resolutions for the corporate proceedings relating to the authorization, execution and delivery of the New Convertible Notes and certifying the Company’s Organization Documents.

(f) The Company shall have delivered, or caused to be delivered, to the Investors at the Closing the Company Deliverables.

(g) The Company shall have delivered to each Investor an Officer’s certificate, dated as of the Closing Date, certifying that the conditions specified in this Section 4.01 have been fulfilled.

(h) The exchange of the New Convertible Notes for Existing Notes shall not be prohibited or enjoined by any court of competent jurisdiction.

(i) The exchange of $90.0 million in aggregate principal amount of Existing Notes for a like principal amount of Guaranteed Notes contemplated by the Exchange Agreement (Guaranteed Notes) shall have been consummated or shall be consummated simultaneously with the Closing.

Section 4.02 Company’s Conditions to Closing. The obligation of the Company to consummate the issuance and exchange of the New Convertible Notes for Existing Notes shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to the Investors (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):

(a) The representations and warranties of each Investor contained in this Agreement shall be true and correct when made and as of the Closing Date.

(b) Each Investor shall have delivered, or caused to be delivered, to the Company at the Closing the Investor Deliverables.

(c) Each Investor shall have duly executed and delivered, or caused to be delivered, to the Company signatures to each of this Agreement, the Exchange Agreement (Guaranteed Notes) and the Registration Rights Agreement.

(d) The exchange of $90.0 million in aggregate principal amount of Existing Notes for a like principal amount of Guaranteed Notes contemplated by the Exchange Agreement (Guaranteed Notes) shall have been consummated or shall be consummated simultaneously with the Closing.

ARTICLE V

Actions by Holders

Section 5.01 Action by Holders. Whenever in this Agreement it is provided that the Holders of a specified percentage of the aggregate principal amount of the New Convertible Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing. Whenever the Company solicits the taking of any action by the Holders of the New Convertible Notes, the Company may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than 15 days prior to the date of commencement of solicitation of such action.

Section 5.02 Proof of Execution by Holders. Proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Company or in such manner as shall be satisfactory to the Company.

Section 5.03 Company-Owned New Convertible Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of New Convertible Notes have concurred in any direction, consent, waiver or other action under this Agreement, New Convertible Notes that are owned by the Company, by any Subsidiary thereof or by any of their respective Affiliates shall be disregarded and deemed not to be outstanding for the purpose of any such determination, it being agreed that Carlyle is not an Affiliate of the Company for purposes of this Section 5.03.

Section 5.04 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Company, as provided in Section 5.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the New Convertible Notes specified in this Agreement in connection with such action, any Holder of a New Convertible Note that is shown by the evidence to be included in the New Convertible Notes the Holders of which have consented to such action may, by filing written notice with the Company at the Company’s Office and upon proof of holding as provided in Section 5.02, revoke such action so far as concerns such New Convertible Note. Except as provided in the previous sentence, any such action taken by the Holder of any New Convertible Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such New Convertible Note and of any New Convertible Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such New Convertible Note or any New Convertible Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE VI

Representations and Warranties

Section 6.01 Representations and Warranties of the Company. The Company represents and warrants each of the following to the Investors on and as of the Closing Date:

(a) The Company has been duly incorporated and validly exists as a corporation under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification (if the concept of good standing is recognized in such other jurisdiction), except where the failure to be so qualified would not be reasonably likely to have a material adverse effect on the general affairs, prospects, management, financial position, stockholder’s equity or results of operations of the Company and its subsidiaries, taken as a whole, or would not impair the ability of the Company to consummate the transactions or perform its obligations contemplated herein or in any of the Operative Documents (a “Material Adverse Effect”). Each Significant Subsidiary has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be (if the concept of good standing is recognized in such Significant Subsidiary’s jurisdiction of incorporation or organization), with power and authority to own its properties and conduct its business. Each Significant Subsidiary has been duly qualified as a foreign corporation (or other entity) for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification (if the concept of good standing is recognized in such other jurisdiction), except where the failure to be so qualified would not have a Material Adverse Effect.

(b) The Company has full right, power and authority to authorize, execute and deliver this Agreement, the New Convertible Notes and the other Operative Documents (to which it is a party) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of this Agreement, the New Convertible Notes and the other Operative Documents (to which it is a party) and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.

(c) Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its Organization Documents effective as of the date hereof; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court, conflict, breach, or Governmental Authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(d) The execution, delivery and performance by the Company of each of the Operative Documents (to which it is a party), the issuance and exchange of the New Convertible Notes and Common Stock or Warrants upon conversion of the New Convertible Notes, and compliance by the Company with the terms hereof and thereof and the consummation of the transactions contemplated by the Operative Documents (to which it is a party) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the any law or statute or any judgment, order, rule or regulation of any court or arbitrator or Governmental Authority or (iii) violate the Organization Documents of the Company or any Subsidiaries, except, in the case of clauses (i) and (ii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(e) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or Governmental Authority is required for the execution, delivery and performance by the Company of each of the Operative Documents (to which it is a party), the issuance and exchange of the Existing Notes for the New Convertible Notes, the conversion of the New Convertible Notes and compliance by the Company with the terms hereof and thereof and the consummation of the transactions contemplated by the Operative Documents (to which it is a party), except (i) for such consents that have already been obtained, (ii) for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws, (iii) for any filing the Company is required to make under the Exchange Act on Form 8-K or the filing of registration statements in accordance with the Securities Act pursuant to the Registration Rights Agreement or (iv) to the extent the failure to obtain such consents, approvals, authorization, order, registration, or qualification would not be reasonably likely to have a Material Adverse Effect.

(f) The Company and its subsidiaries hold all licenses, consents and approvals required by, and are in compliance with, all regulations of state, federal and foreign governmental authorities that regulate the conduct of the business of the Company and its subsidiaries, except where the failure to hold any such license, consent or approval or to be in compliance with any such regulation would not have a Material Adverse Effect.

(g) This Agreement, the New Convertible Notes and each other Operative Document (to which the Company is a party) have been duly executed and delivered by the Company. This Agreement and each other Operative Document (to which the Company is a party) constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(h) Since December 31, 2021 and through the date of this Agreement, the Company has filed all reports and documents required to be filed by pursuant to the Exchange Act (“SEC Disclosure Documents”). Each SEC Disclosure Document complied, as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), in all material respects with the applicable requirements of the Exchange Act, as the case may be, each as in effect on the date that such SEC Disclosure Document was filed. True, correct and complete copies of all SEC Disclosure Document are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the Commission. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each SEC Disclosure Document did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company (i) as of December 31, 2021 and 2020 and for the years ended December 31, 2021, 2020 and 2019, (ii) as of March 31, 2022 and for the three months ended March 31, 2022 and 2021, and (iii) as of June 30, 2022 and for the three and six months ended June 30, 2022 and 2021, in each case, as included in the SEC Disclosure Documents (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified therein and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and the lack of notes that may be required under GAAP). The Company and its Subsidiaries do not have any material liabilities that are not disclosed on such financial statements or in the Closing 8-K.

(i) Except as disclosed in the SEC Disclosure Documents, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which could reasonably be expected to individually or in the aggregate have a Material Adverse Effect; and, except as disclosed in the SEC Disclosure Documents, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others.

(j) Except as would not be reasonably likely to have a Material Adverse Effect or as contemplated in the SEC Disclosure Documents, the Company and its Significant Subsidiaries have good title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and the Company and its Significant Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(k) Except as disclosed in the SEC Disclosure Documents, neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

(l) The Company is not, and after giving effect to the issuance of the New Convertible Notes and the Guaranteed Notes, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(m) The Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, except to the extent the failure to own, possess or have the ability to acquire would not have a Material Adverse Effect, and have not received any notice of infringement of, or conflict with, asserted rights of others with respect to any Intellectual Property Rights that could reasonably be expected to have individually or in the aggregate have a Material Adverse Effect.

(n) Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the Bribery Act 2010 of the United Kingdom (the “Bribery Act 2010”), or any other applicable anti-corruption or anti-bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its Subsidiaries and, to the knowledge of the Company, their respective affiliates, have conducted their respective businesses in compliance with the FCPA, the Bribery Act 2010 and all other applicable anti-corruption and anti-bribery statutes or regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(o) The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(p) None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is (i) currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); (ii) located, organized or resident in a country that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic) (each, a “Sanctioned Country”); and (iii) the Company will not, directly or indirectly, use the proceeds of the offering of the New Convertible Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or conduct business with any person that, at the time of such funding or facilitation is the subject of Sanctions, (ii) to fund, facilitate, or conduct any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions. The Company and its Subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions or with any Sanctioned Country.

(q) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the New York Stock Exchange, and the Company has taken no action designed to, or which to the knowledge of the Company is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the New York Stock Exchange, nor has the Company received any notification that the Commission or the New York Stock Exchange is contemplating terminating such registration or listing.

(r) Other than (i) this Agreement, (ii) the Exchange Agreement (Guaranteed Notes) and (iii) fees and expenses of Barclays Capital Inc. pursuant to its engagement letter with the Company dated February 23, 2022, which will be paid by the Company, there are no contracts, arrangements or understandings between the Company and any Person that would give rise to a valid claim against the Company or the Investors for a brokerage commission, finder’s fee or like payment in connection with the offering and exchange of the New Convertible Notes for the Existing Notes.

(s) Assuming the accuracy of the representations and warranties of the Investors set forth in Section 6.02, the exchange of the New Convertible Notes for the Existing Notes pursuant to this Agreement is exempt from the registration requirements of the Securities Act.

(t) Neither the Company nor any person acting on its behalf has offered or will sell the New Convertible Notes by means of any general solicitation or general advertising within the meaning of the Securities Act.

(u) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any New Convertible Notes, or any securities of the same or a similar class as the New Convertible Notes, other than New Convertible Notes offered or sold to Investors hereunder.

(v) On or prior to the Closing Date, the Underlying Shares will have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of this Agreement, the Warrants and the New Convertible Notes, will be duly and validly issued, fully paid and non-assessable, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (other than restrictions on transfer under the Securities Act or Jones Act); all the outstanding shares of Capital Stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable; and all the outstanding shares of Capital Stock or other equity interest of each Significant Subsidiary have been duly and validly authorized and issued and are validly paid and non-assessable and are owned, directly or indirectly by the Company (except as set forth on Schedule 6.01(v) hereto), free and clear of any material lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(w) The Company is a U.S. Citizen and is qualified to engage in the U.S. Coastwise Trade; the issuance and exchange of the Existing Notes for the New Convertible Notes (including the Underlying Shares, subject to compliance with the restrictions in Section 9.12 hereof on ownership of the Underlying Shares by Non-U.S. Citizens) by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not cause the Company to cease to be a U.S. Citizen or cause the Company to cease to be qualified to engage in the U.S. Coastwise Trade.

(x) Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries have timely filed all Federal and state and other tax returns and reports required to be filed, and have timely paid all Federal and state and other taxes, assessments, fees and other governmental charges (including satisfying its withholding tax obligations) levied or imposed on their properties, income or assets or otherwise due and payable, except those which are being contested in good faith by appropriate actions and for which adequate reserves have been provided in accordance with GAAP.

(y) Except as disclosed in the SEC Disclosure Documents or in the Closing 8-K, neither the Company nor any of its Significant Subsidiaries has sustained since June 30, 2022 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and, since such date (except as disclosed in the SEC Disclosure Documents) there has not been any material change in the capital stock (other than the issuance of incentive equity awards under previously disclosed equity compensation plans) or long-term debt of the Company or any of its Subsidiaries (other than such changes resulting from the execution of this Agreement and other Operative Documents and the issuance of the New Convertible Notes and Guaranteed Notes in exchange for Existing Notes) or any material adverse change in or affecting the general affairs, prospects, management, financial position or results of operations of the Company and its Subsidiaries, taken as a whole and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(z) The Company has an authorized equity capitalization as set forth in the SEC Disclosure Documents. As of the Closing Date, there will be 26,705,661 shares of Common Stock issued and outstanding and no shares of preferred stock of the Company issued and outstanding. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as provided in this Agreement and the other Operative Documents or as disclosed in the SEC Disclosure Documents, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or any securities convertible into or exchangeable for such capital stock and there are no current outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of capital stock.

(aa) The Company and each of its Subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and have been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses or significant deficiencies in the Company’s internal controls.

(bb) Since the date of the latest unaudited financial statements filed with the Commission, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(cc) The Company and each of its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that (i) is designed to ensure that information required to be disclosed by the Company and its Subsidiaries in the reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure to be made and (ii) are effective in all material respects to perform the functions for which they were established. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

Section 6.02 Investors’ Representations and Investors’ and Holders’ Covenants.

(a) Each Investor represents that it is purchasing the New Convertible Notes to be purchased by it solely for its own account and not as nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof, without prejudice, however, to each Investor’s right at all times to sell or otherwise dispose of all or any part of such New Convertible Notes pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, subject to the terms of this Agreement and with respect to the Common Stock, the Registration Rights Agreement.

(b) Each Investor further represents, agrees and acknowledges, for itself, that it:

(1) is knowledgeable, sophisticated and experienced in business and financial matters;

(2) has previously invested in securities similar to the New Convertible Notes, Underlying Shares and Warrants and fully understands the limitations on transfer described in Section 6.02(b) and transfer restrictions that may be applicable to such other instruments;

(3) is able to bear the economic risk of its investment in the New Convertible Notes, Underlying Shares and Warrants and is currently able to afford the complete loss of such investment;

(4) is an “accredited investor” as defined in Regulation D promulgated under the Securities Act and was not formed for the specific purpose of investing in the New Convertible Notes or any subsequent conversion into Underlying Shares or Warrants;

(5) did not employ any broker or finder in connection with the transactions contemplated in this Agreement;

(6) understands that:

(A) none of the New Convertible Notes, Underlying Shares or Warrants that may be issued upon conversion thereof, have been registered under the Securities Act and are being or will be issued by the Company in transactions exempt from the registration requirements of the Securities Act;

(B) the New Convertible Notes, Warrants and Underlying Shares may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from registration under the Securities Act, subject to the terms relating to the restriction on sales in this Agreement, the Warrant, the Registration Rights Agreement; and

(C) even if registered, no market for the New Convertible Notes or Warrants may develop;

(7) further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Investors) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts and may not be available to exempt sales of the Warrants;

(8) without limiting any representation or warranty of the Company contained in Section 6.01, has been provided with certain information and analysis regarding the Company and its Subsidiaries, the New Convertible Notes, Underlying Shares and Warrants, but that such information may have been incomplete and such Investor has not requested any Person to provide it with all information available;

(9) has had access to all information that it believes is necessary, sufficient or appropriate in connection with its exchange of the Existing Notes for the New Convertible Notes or any subsequent conversion of the New Convertible Notes, as applicable, into Underlying Shares and Warrants, has made an independent decision to exchange the Existing Notes and invest in the New Convertible Notes and/or subsequently convert, as applicable, into Underlying Shares and Warrants, based on the information concerning the business and financial condition of the Company and its Subsidiaries, and other information available to it, which it has determined is adequate for that purpose;

(10) has not relied on any investigation that any person other than itself and its representatives, may have conducted with respect to the Company and its Subsidiaries or the New Convertible Notes, Underlying Shares, Warrants, and it has made its own investment decision regarding the New Convertible Notes, Underlying

Shares and Warrants (including, without limitation, the income tax consequences of purchasing, owning or disposing of the New Convertible Notes, Underlying Shares and Warrants, in light of its particular situation and tax residence as well as any consequences arising under the laws of any taxing jurisdiction) based on its own knowledge (and information it may have or which is publicly available) with respect to the Company and its Subsidiaries and the New Convertible Notes, Underlying Shares and Warrants.

(c) If any Investor desires to sell or otherwise dispose of all or any part of the New Convertible Notes, Warrants or Underlying Shares (other than pursuant to an effective registration statement under the Securities Act or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force), if requested by the Company, it will deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, that an exemption from registration under the Securities Act is available (which opinion may rely on a certification of facts of such Investor and prospective transferee); provided that such opinion of counsel shall not be required in connection with any sale to an Affiliate of such Investor. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the New Convertible Notes and all securities issued in exchange therefor or substitution thereof shall bear the following legend:

THIS SECURITY AND THE SECURITIES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF REGULATION D AS PROMULGATED UNDER THE SECURITIES ACT, AND

(2) AGREES FOR THE BENEFIT OF SEACOR MARINE HOLDINGS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE AGREEMENT AND THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any New Convertible Note will be registered by the Company unless the applicable box on the Form of Assignment and Transfer has been checked and all other provisions of this Agreement related to such registration have been complied with.

Any stock certificate representing Common Stock issued upon conversion of a New Convertible Note or the exercise of a Warrant shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of the New Convertible Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company), and in all such cases are not held by an Affiliate of the Company:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF REGULATION D AS PROMULGATED UNDER THE SECURITIES ACT, AND

(2) AGREES FOR THE BENEFIT OF SEACOR MARINE HOLDINGS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE AGREEMENT AND THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock (i) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (ii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the Transfer Agent, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 6.02(c) if such Common Stock is not held by an Affiliate of the Company.

Any certificate representing Warrants issued upon conversion of a New Convertible Note issued upon exchange shall bear a legend in substantially the following form (unless such Warrant has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer and are not held by an Affiliate of the Company):

THIS SECURITY AND ANY SECURITY ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF REGULATION D AS PROMULGATED UNDER THE SECURITIES ACT, AND

(2) AGREES FOR THE BENEFIT OF SEACOR MARINE HOLDINGS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY AND ANY SECURITY ISSUABLE UPON EXERCISE OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE AGREEMENT AND THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(d) Any New Convertible Note, Common Stock or Warrant issued upon the conversion or exchange of a New Convertible Note that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such New Convertible Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Company shall cause any New Convertible Note that is repurchased or owned by it to be surrendered to the Company for cancellation.

(e) No fees or commissions are or will be payable by the Investors to brokers, finders, or investment bankers with respect to the exchange of any of the Existing Notes for New Convertible Notes or Guaranteed Notes or the consummation of the transaction contemplated by this Agreement and the Exchange Agreement (Guaranteed Notes). The Investors agree that they will indemnify and hold harmless the Company from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Investors in connection with the exchange of the Existing Notes for the New Convertible Notes or the consummation of the transactions contemplated by the Operative Agreements.

(f) The Investors understand and acknowledge that the New Convertible Notes, Underlying Shares and Warrants are being offered and exchanged in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investors set forth in this Agreement in (i) concluding that the issuance and exchange of the New Convertible Notes for the Existing Notes and any subsequent conversion into Underlying Shares or Warrants is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of each Investor to exchange Existing Notes for the New Convertible Notes.

(g) The Investors will, and each subsequent Holder will, give notice to any Investor of the restrictions on transfer of the New Convertible Notes, Underlying Shares and Warrants in this Section 6.02.

(h) Each Holder covenants and agrees that it will not sell, transfer or assign any New Convertible Note or any portion thereof or beneficial interest therein to a Disqualified Institution. Any sale, transfer or assignment by any Investor in violation of the provisions of the preceding sentence without the Company’s prior consent shall be void ab initio, and the Company shall be entitled to seek specific performance to unwind any such sale, transfer or assignment in addition to any other remedies available to the Company at law or at equity and the Company shall be entitled to treat the Holder that transferred its New Convertible Notes in violation of this provision as the registered Holder for all purposes under this Agreement and the New Convertible Note. Each person that becomes a Holder of the New Convertible Notes (other than the initial Investors) must agree to be bound, and to cause their transferees to be bound, by this Section 6.02(g) (or a provision substantially similar thereto) as if it were an initial Investor.

ARTICLE VII

Covenants

So long as any of the New Convertible Notes remain unpaid and outstanding, the Company covenants to the Holders of outstanding New Convertible Notes:

Section 7.01 Payment of Principal and Interest. The Company covenants and agrees that it will pay the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest and Additional Interest, if any, on, each of the New Convertible Notes at the places, at the respective times and in the manner provided herein and in the New Convertible Notes.

Section 7.02 Reports and Financial Statements.

(a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company will file with the Commission (and upon written request provide the Holders with copies thereof without cost to each Holder, within five days after receipt of such request), within the time period specified in the Commission’s rules and regulations for non- accelerated filers (including any grace period provided pursuant to Rule 12b-25 of the Exchange Act):

(1) annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), except to the extent permitted to be excluded by the Commission;

(2) reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), except to the extent permitted to be excluded by the Commissions; and

(3) promptly after the occurrence of any of the following events, all current reports that would be required to be filed with the Commission on Form 8-K or any successor or comparable form (if the Company had been a reporting company under Section 15(d) of the Exchange Act): provided, that the foregoing shall not obligate the Company to make available a summary of the terms of, any employment or compensatory arrangement, agreement, plan or understanding between the Company (or any of its Subsidiaries) and any director, manager or executive officer of the Company (or any of its Subsidiaries):

(A) the entry into or termination of material agreements;

(B) significant acquisitions or dispositions (which shall only be with respect to acquisitions or dispositions that are significant pursuant to the definition of “Significant Subsidiary”);

(C) bankruptcy;

(D) cross-acceleration of direct material financial obligations;

(E) a change in the Company’s certifying independent auditor;

(F) non-reliance on previously issued financial statements; and

(G) change of control transactions,

in each case, in a manner that complies in all material respects with the requirements specified in such form, except as described above or below; provided, however, that if the Company is at any time not obligated to file or furnish such reports with or to the Commission, the Company shall be permitted to make available such information to Holders and prospective Holders within the time the Company would have been required to file such information with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act as provided above and shall not be required to file or furnish such reports with or to the Commission; provided, further, (i) in no event shall such financial statements, information or reports be required to comply with (v) Rule 3-10 of Regulation S-X promulgated by the Commission (or such other rule or regulation that amends, supplements or replaces such Rule 3-10, including for the avoidance of doubt, Rules 13-01 or 13-02 of Regulation S-X promulgated by the Commission), (w) Rule 3-09 of Regulation S-X (or such other rule or regulation that amends, supplements or replaces such Rule 3-09), (x) Rule 3-16 of Regulation S-X (or such other rule or regulation that amends, supplements or replaces such Rule 3-16), (y) Rule 3-05 or Article 11 of Regulation S-X (or such other rule or regulation that amends, supplements or replaces such Rule 3-05) or (z) any requirement to otherwise include any schedules or separate financial statements of any of the Subsidiaries of the Company, Affiliates or equity method, (ii) in no event shall such financial statements or reports be required to include any information required by Item 402 of Regulation S-K or any other compensation information or any information required by Item 407 of Regulation S- K and (iii) in no event shall information or reports be required to include as an exhibit copies of any agreements, financial statements or other items that would be required to be filed as exhibits to a Form 10-K, Form 10-Q or Form 8-K.

(b) Any such reports that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Holders for the purposes of this Section 7.02 at the time such filing is publicly available through the EDGAR system (or such successor thereto).

Section 7.03 Certificates; Other Information. Deliver to each Investor:

(a) The Company shall deliver to the Holders within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2022) a certificate from an Officer of the Company stating whether such Officer has knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Agreement (without regard to any grace period or requirement of notice provided for in this Agreement) and, if so, specifying each such failure and the nature thereof.

(b) Promptly after the same are publicly available, copies of all annual, regular, periodic and special reports, proxy statements and registration statements which the Company files with the Commission or with any national securities exchange, as the case may be (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Investors), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be delivered to the Investors pursuant to any other clause of this Agreement. Any such reports, proxy statements and registration statements that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Holders for the purposes of this Section 7.03 at the time such filing is publicly available through the EDGAR system (or such successor thereto).

Section 7.04 Notices.

(a) Promptly, and in any event with 30 calendar days, after a Responsible Officer obtains actual knowledge thereof, notify each Investor of the occurrence of any Default or Event of Default.

(b) Each notice pursuant to this Section 7.04 shall be accompanied by a written statement of a Responsible Officer of the Company (x) that such notice is being delivered pursuant to Section 7.04 and (y) setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto.

Section 7.05 Payment of Obligations. The Company shall timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all of its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (i) any such tax, assessment, charge or levy is being contested in good faith and by appropriate actions for which appropriate reserves have been established in accordance with GAAP or (ii) the failure to pay or discharge the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 7.06 Preservation of Existence, Etc. Subject to Section 7.13, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 7.07 Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment used in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.

Section 7.08 Compliance with Laws. Comply in all material respects with its Organization Documents and the requirements of all Laws and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

Section 7.09 Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP shall be made of all material financial transactions and matters involving the assets and business of the Company.

Section 7.10 Board Observer Rights; Inspection Rights.

(a) Subject to Section 7.10(e), to the extent permitted by applicable Laws (including, without limitation, the Jones Act), Carlyle shall have the right to appoint (or designate) one representative reasonably acceptable to the Company (the “Board Observer”) present (whether in person or by telephone) at all meetings of the Board of Directors (and committees thereof) of the Company. While the Board Observer designated pursuant to this Section 7.10(a) shall be entitled to participate in discussions with the Board of Directors or any committee thereof, the presence of the Board Observer shall not be required in order for any such meetings to proceed and the Board Observer shall not be entitled to vote at any such meetings. The Company shall notify the Board Observer of all regular meetings and special meetings of the Board of Directors (and committees thereof) of the Company. The Company shall provide the Board Observer with copies of all notices, minutes, consents and other material that it provides to all other members of the Board of Directors (and committees thereof) of the Company concurrently as such materials are provided to the other members. A majority of the members of the Board of Directors (or committee) shall be entitled to recuse the Board Observer from portions of any meeting and to redact portions of any board or committee materials delivered to the Board Observer where and to the extent that such majority determines, in good faith (and, with respect to items (i) and (iii) below, upon advice of counsel), that (i) such recusal is reasonably necessary in the opinion of counsel to preserve attorney-client privilege with respect to a material matter, (ii) there exists, with respect to any deliberation or board or committee materials, an actual or potential conflict of interest between the Board Observer, Carlyle and the Company, or (iii) such recusal is required by applicable Laws (including any federal securities laws).

(b) Subject to Section 7.10(e), to the extent permitted by applicable Laws, the Company will permit, and will cause each of its Significant Subsidiaries to permit, representatives and independent contractors of Carlyle to visit and inspect any of its properties, to examine its corporate, financial, insurance and operating records during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that, Carlyle shall not exercise such rights more often than three (3) times during any calendar year. Notwithstanding anything to the contrary in this Section 7.10, the Company will not be required to disclose, permit the inspection, examination, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Investors (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product. Any visit, inspection or examination pursuant to this Section 7.10(b) shall be at the expense of Carlyle.

(c) It shall be a condition of the appointment of the Board Observer that the Board Observer, if requested by the Company, shall have agreed in writing to customary and reasonable confidentiality provisions entered into by board observers.

(d) The Company shall indemnify and hold harmless, any Board Observer to the same extent as the members of the Boards of Directors are indemnified and held harmless pursuant to the Company’s Organization Documents. The Company agree to use commercially reasonable efforts to provide for coverage of the Board Observer under the policies of officers’ and directors’ liability insurance maintained from time to time by the Company; provided, however, that nothing herein shall require the Company to incur any materially increased premium or other costs or acquire any new insurance policies in order to extend such coverage to the Board Observer. The Company shall reimburse the Board Observer for the reasonable documented out-of-pocket expenses (including travel and lodging) of such Board Observer incurred in connection with attendance of meetings of the Boards of Directors (and committees thereof) pursuant to Section 7.10(a).

(e) The provisions of this Section 7.10 shall automatically terminate and will be of no further effect at the first time Carlyle holds less than the lesser of (i) $50.0 million in aggregate principal amount of New Convertible Notes and New Guaranteed Notes and (ii) New Convertible Notes and New Guaranteed Notes and Capital Stock representing 5% of Common Stock outstanding on a fully diluted basis, assuming the conversion of all such New Convertible Notes held by Carlyle, as calculated pursuant to Section 9.02 and the exercise of Capital Stock held in the form of Warrants.

Section 7.11 Maintenance of Office or Agency. The Company will maintain in the continental United States, an office or agency where the New Convertible Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the New Convertible Notes and this Agreement may be served. If at any time the Company shall fail to maintain any such required office or agency such presentations, surrenders, notices and demands may be made or served at the Company’s Office as a place where New Convertible Notes may be presented for payment or for registration of transfer.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the New Convertible Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States for such purposes. The Company will give prompt written notice to the Paying Agent (if other than the Company) of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable. The Company may appoint another entity to act as Conversion Agent in its sole discretion.

Section 7.12 Par Value Limitation. The Company shall not take any action that, after giving effect to any adjustment pursuant to Article IX, would result in the issuance of shares of Common Stock for less than the par value of such shares of Common Stock.

Section 7.13 Company may Consolidate, Etc. on Certain Terms.

(a) Subject to the provisions of Section 7.13(c), the Company shall not amalgamate or consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to another Person, unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be (and, if the Company, will remain a party to the Notes and this Agreement after giving effect to such transaction and the requirements in respect thereof under this Agreement, is) a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by an amendment to this Agreement, all of the obligations of the Company under the New Convertible Notes and the other Operative Documents to which the Company is a party (other than the Exchange Agreement (Guaranteed Notes) and the Guaranteed Notes);

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Agreement;

(iii) if, upon the occurrence of any such transaction, (x) the New Convertible Notes would become convertible pursuant to the terms of this Agreement into securities issued by an issuer other than the resulting, surviving, transferee or successor corporation, and (y) such resulting, surviving, transferee or successor corporation is a wholly owned subsidiary of the issuer of such securities into which the New Convertible Notes have become convertible, such other issuer shall fully and unconditionally guarantee on a senior basis the resulting, surviving, transferee or successor corporation’s obligations under the New Convertible Notes; and

(iv) all the conditions specified in this Article VII are met.

Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of the Company under this Agreement, and the Company shall be discharged from its obligations under the New Convertible Notes, this Agreement and each other Operative Document (other than the Exchange Agreement (Guaranteed Notes) and the Guaranteed Notes except in the case of any such lease). For purposes of this Section 7.13, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its Subsidiaries to another Person.

(b) In case of any such amalgamation, consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by amendment, executed and delivered to the Holders and satisfactory in form to the Holders, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the New Convertible Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the New Convertible Notes and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Company, such Successor Company shall succeed to and, except in the case of a lease of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part; provided, however, that, in the case of a sale, conveyance, transfer or lease to one or more of its Subsidiaries of all or substantially all of the properties and assets of the Company or any other Subsidiary of the Company, the New Convertible Notes will remain convertible into the Common Stock and into shares of Common Stock in accordance with this Agreement, but subject to adjustment (if any) in accordance with this Agreement. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the New Convertible Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Holders; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Agreement prescribed, the Successor Company shall issue and shall deliver, or cause to be issued and delivered, any New Convertible Notes that previously shall have been signed and delivered by the Officers of the Company to the Holders, and any New Convertible Notes that such Successor Company thereafter shall cause to be signed and delivered to the Holders. All the New Convertible Notes so issued shall in all respects have the same legal rank and benefit under this Agreement as the New Convertible Notes theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such New Convertible Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Section 7.13, the Person named as the “Company” in the first paragraph of this Agreement (or any successor that shall thereafter have become such in the manner prescribed in this Section 7.13) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the New Convertible Notes and discharged from its obligations under this Agreement, the Registration Rights Agreement and the New Convertible Notes.

In case of any such amalgamation, consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the New Convertible Notes thereafter to be issued as may be appropriate.

(c) In the case of any such amalgamation, consolidation, merger, sale, conveyance, transfer or lease, the Holders shall receive an Officer’s certificate stating that any such amalgamation, consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if an amendment hereto is required in connection with such transaction, such amendment, complies with the provisions of this Agreement.

ARTICLE VIII

Events of Default and Remedies

Section 8.01 Events of Default. Each of the following events shall be an “Event of Default” with respect to the New Convertible Notes:

(a) default in any payment of interest on any New Convertible Note when due and payable, and the default continues for a period of 30 calendar days;

(b) default in the payment of principal of any New Convertible Note when due and payable on the Maturity Date, upon Optional Redemption, upon any required repurchase (including pursuant to Section 10.05) upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the New Convertible Notes in accordance with this Agreement upon exercise of a Holder’s conversion right (subject to Section 9.12 hereof) and such failure continues for a period of five calendar days;

(d) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 10.05(c) for a period of three Business Days after any such notice becomes due;

(e) failure by the Company to comply with its obligations under Section 7.13;

(f) failure by the Company, for 60 calendar days after written notice from the Holders of at least 25% in principal amount of the New Convertible Notes then outstanding has been received by the Company to comply with any of its other agreements, contained in the New Convertible Notes or this Agreement;

(g) default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of, $25.0 million (or, in either case, its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise and, in the case of each clause (i) and (ii) of this sentence, such default continues for a period of 10 calendar days without such default having been cured or waived, such acceleration having been rescinded or annulled (if applicable) and such indebtedness not having been paid or discharged, as the case may be;

(h) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(i) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive calendar days.

Section 8.02 Acceleration, Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 8.01(h) or Section 8.01(i) with respect to the Company), unless the principal of all of the New Convertible Notes shall have already become due and payable, the Holders of at least 25% in aggregate principal amount of the New Convertible Notes then outstanding determined in accordance with Section 5.03, by notice in writing to the Company, may declare 100% of the principal of, and accrued and unpaid interest on, all the New Convertible Notes to be due and payable immediately, and upon failure by the Company to cure such Event of Default for 60 days after receipt of such notice, shall become and shall automatically be immediately due and payable, anything in this Agreement or in the New Convertible Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 8.01(h) or Section 8.01(i) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all New Convertible Notes shall become and shall automatically be immediately due and payable.

Prior to any acceleration of the New Convertible Notes pursuant to the previous paragraph (i) if a Default occurring by reason of a failure to report or to deliver a required certificate in connection with another Default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or to deliver a required certificate in connection with another Default (which Default resulted solely because of that Initial Default) will also be cured without any further action, and (ii) any Default or Event of Default occurring by reason of the failure to comply with the time periods prescribed in Sections 7.02, 7.03 or 7.04 or otherwise to deliver any notice or certificate pursuant to any other provision of this Agreement shall be deemed to be cured upon the delivery of any such (A) report required by such covenant or such notice or (B) certificate, as applicable, even though such delivery is not within the prescribed period specified in this Agreement.

The paragraph before the immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the New Convertible Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay a sum sufficient to pay installments of accrued and unpaid interest upon all New Convertible Notes and the principal of any and all New Convertible Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the New Convertible Notes at such time), and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Agreement, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on New Convertible Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 8.03, then and in every such case the Holders of a majority in aggregate principal amount of the New Convertible Notes then outstanding, by written notice to the Company, may waive all Defaults or Events of Default with respect to the New Convertible Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, any New Convertible Notes, (ii) a failure to repurchase or redeem any New Convertible Notes when required (including any Redemption Price or Fundamental Change Repurchase Price) or (iii) a failure to deliver the consideration due upon optional conversion of the Existing Notes for the New Convertible Notes.

Section 8.03 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the New Convertible Notes at the time outstanding determined in accordance with Section 5.03 may on behalf of the Holders of all of the New Convertible Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of, the New Convertible Notes when due that has not been cured pursuant to the provisions of Section 8.01, (ii) a failure by the Company to deliver the Common Stock or Warrants due upon optional conversion of the New Convertible Notes pursuant to this Agreement or (iii) a default in respect of a covenant or provision hereof which under Section 11.03 cannot be modified or amended without the consent of each Holder of an outstanding New Convertible Note affected. Upon any such waiver the Company and the Holders of the New Convertible Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 8.03, said Default or Event of Default shall for all purposes of the New Convertible Notes and this Agreement be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 8.04 Rights of Holders of New Convertible Notes to Receive Payment and to Convert. Notwithstanding any other provision of this Agreement, the right of any Holder of a New Convertible Note to receive payment of principal, premium and interest on the New Convertible Note, or redemption payments therefor and to optionally convert the New Convertible Notes in accordance with this Agreement on or after the respective due dates expressed in the New Convertible Note, or to bring suit for the enforcement of any such payment or conversion on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 8.05 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen New Convertible Notes in Section 3.09 hereof, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 8.06 Delay or Omission Not a Waiver. No delay or omission of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VIII or by law to the Holders may be exercised from time to time and as often as may be deemed expedient by the Holders.

Section 8.07 Waiver of Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement and the Operative Documents; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE IX

Conversion of Notes

Section 9.01 Conversion Privilege. Subject to and upon compliance with the provisions of this Article IX, each Holder of a New Convertible Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such New Convertible Note at any time after the Closing Date and prior to the close of business on the second Business Day immediately preceding the Maturity Date, at an initial conversion rate of 85.1064 shares of Common Stock (subject to adjustment as provided in this Article IX) (the “Conversion Rate”) per $1,000 principal amount of New Convertible Notes (subject to, and in accordance with, the settlement provisions of Section 9.02 and subject to the provisions of Section 9.12, the “Conversion Obligation”).

Notwithstanding the preceding paragraph, if the Company calls any or all of the New Convertible Notes for Optional Redemption pursuant to Section 10.01(b), Holders may elect to convert the New Convertible Notes that have been so called for redemption in accordance with this Agreement at any time from, and including, the date of the related Redemption Notice until the close of business on the second Trading Day immediately preceding the Redemption Date. After that time, the right to convert such New Convertible Notes shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of New Convertible Notes may convert such New Convertible Notes until the Redemption Price has been paid or duly provided for.

Section 9.02 Conversion Procedure; Settlement Upon Conversion.

(a) Upon conversion of any New Convertible Note, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of New Convertible Notes being converted, a number of shares of Common Stock equal to the Conversion Rate (or Warrants if required by Section 9.12), together with a cash payment, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 9.02 and together with delivery of Warrants pursuant to Section 9.12, if applicable, in each case on the second Business Day immediately following the relevant Conversion Date.

(b) Subject to Section 9.02(e), before any Holder of a New Convertible Note shall be entitled to convert a New Convertible Note as set forth above, such Holder shall (1) complete, manually sign and deliver an irrevocable notice to the Company as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) to the Company’s Office and state in writing therein the principal amount of New Convertible Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates (or book-entry deposits) for the shares of Common Stock or Warrants to be delivered upon settlement of the Conversion Obligation and (2) surrender such New Convertible Notes, duly endorsed to the Company (and accompanied by appropriate endorsement and transfer documents). No Notice of Conversion with respect to any New Convertible Notes may be surrendered by a Holder thereof if (i) such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such New Convertible Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 10.10 or (ii) if the Company has delivered a Mandatory Conversion Notice unless the Company has withdrawn such notice and determined not to proceed with the Mandatory Conversion.

If more than one New Convertible Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such New Convertible Notes shall be computed on the basis of the aggregate principal amount of the New Convertible Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A New Convertible Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Subject to Section 9.12, the Company shall issue or cause to be issued, and deliver to the Transfer Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Transfer Agent for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d) In case any New Convertible Note shall be surrendered for partial conversion, the Company shall execute and deliver to the Holder of the New Convertible Note so surrendered a new New Convertible Note or New Convertible Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered New Convertible Note, without payment of any service charge by the converting Holder but, if required by the Company, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new New Convertible Notes issued upon such conversion being different from the name of the Holder of the old New Convertible Notes surrendered for such conversion.

(e) If a Holder submits a New Convertible Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock or Warrants upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company may refuse to deliver the certificates (or book-entry deposits) representing the shares of Common Stock or Warrants being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 9.04, no adjustment shall be made for dividends on shares of Common Stock issued upon the conversion of any New Convertible Note as provided in this Article IX.

(g) [Reserved].

(h) Accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be paid in full by the Company on the relevant Conversion Date to the Holder converting its New Convertible Notes on such Conversion Date (unless the Conversion Date falls after a Regular Interest Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued will be paid on such Interest Payment Date to Holders of record of such New Convertible Notes on such Regular Interest Record Date and the converting Holder (if other than such record holder) will not be entitled to any separate cash payment for any accrued but unpaid interest on the Conversion Date).

(i) The Person in whose name the certificate for the shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date. Upon a conversion of New Convertible Notes (whether settled in Common Stock or Warrants), such Person shall no longer be a Holder of such New Convertible Notes surrendered for conversion.

(j) The Company shall not issue any fractional share of Common Stock upon conversion of the New Convertible Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock or fractional Warrant issuable upon conversion based on the Last Reported Sale Price of the Common Stock on the relevant Conversion Date.

Section 9.03 [Reserved].

Section 9.04 Conversion Rate Adjustments.

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the New Convertible Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the New Convertible Notes, in any of the transactions described in this Section 9.04, without having to convert their New Convertible Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of New Convertible Notes held by such Holder.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on all shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of the business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date, as applicable, before giving effect to such dividend distribution shares split or share combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 9.04(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 9.04(a) is declared but not so paid or made, or any share split or combination of the type described in this Section 9.04(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.

(b) If the Company issues to all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan subject to clause (c) below) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 9.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that shares of the Common Stock are not delivered upon the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 9.04(b), in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at a price per share less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities of the Company, to all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 9.04(a) or Section 9.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 9.04(d) and (iii) Spin-Offs as to which the provisions set forth below in this Section 9.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Record Date for such distribution.

Any increase made under the portion of this Section 9.04(c) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 9.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 9.04(c) where, there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit or investment of the Company that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion of New Convertible Notes during the Valuation Period, references in the portion of this Section 9.04(c) related to Spin-Offs with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate.

For purposes of this Section 9.04(c) (and subject in all respect to Section 9.11), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 9.04(c) (and no adjustment to the Conversion Rate under this Section 9.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 9.04(c). If any such right, option or warrant is subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 9.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 9.04(a), Section 9.04(b) and this Section 9.04(c), if any dividend or distribution to which this Section 9.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 9.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 9.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 9.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 9.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 9.04(a) and Section 9.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable” within the meaning of Section 9.04(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 9.04(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all holders of the Common Stock.

Any increase pursuant to this Section 9.04(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of New Convertible Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, or otherwise acquires Common Stock (except (i) any purchases of Common Stock made pursuant to the “Excess Shares” provisions of the Company’s Certificate of Incorporation or otherwise necessary (in the Board of Director’s good faith judgment) to ensure compliance with the Jones Act, (ii) in an open market purchase in compliance with Rule 10b-18 promulgated under the Exchange Act or through an “accelerated share repurchase” on customary terms determined in good faith by the Board of Directors or (iii) pursuant to a block trade with a single holder or group of affiliated holders (provided that, in the case of clause (iii), only if the consideration per share of the Common Stock in the block trade exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day prior to consummation of such block trade by 7.5% or less)) to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase or exchange of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 9.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of New Convertible Notes within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires, references in this Section 9.04(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date in determining the Conversion Rate.

(f) [Reserved]

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. If, however, the application of the formulas in Section 9.04(a) through (e) hereof would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split, share combination or similar transaction).

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 9.04, and to the extent permitted by applicable law and the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail or transmit to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Notwithstanding anything to the contrary in this Article IX, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program or a stockholders rights plan or assumed by the Company or any of the Company’s Subsidiaries;

(ii) upon the repurchase of shares of Common Stock pursuant to (x) any purchases of Common Stock made pursuant to the “Excess Shares” provisions of the Certificate of Incorporation or otherwise necessary (in the Board of Director’s good faith judgment) to ensure compliance with the Jones Act, (y) an open market purchase in compliance with Rule 10b-18 promulgated under the Exchange Act or through an “accelerated share repurchase” on customary terms determined in good faith by the Board of Directors or (z) pursuant to a block trade with a single holder or group of affiliated holders and not otherwise described in Section 9.04(e) (provided that, in the case of clause (z), only if the consideration per share of the Common Stock in the block trade exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day prior to consummation of such block trade by 7.5% or less);

(iii) solely for a change in the par value of the Common Stock; or

(iv) for accrued and unpaid interest on the New Convertible Notes, if any.

(j) The Company shall not be required to make an adjustment pursuant to clause (a), (b), (c), (d) or (e) of this Section 9.04 unless such adjustment would result in a change of at least 1% of the then effective Conversion Rate. However, the Company shall carry forward any adjustment that the Company would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried forward adjustments shall be made with respect to the New Convertible Notes (i) in connection with any subsequent adjustment to the Conversion Rate of at least 1% of the Conversion Rate (when such carried-forward adjustments are taken into account) and (ii) (x) on the Conversion Date for any Notes and (y) upon the issuance of any Redemption Notice pursuant to Section 10.02. All calculations and other determinations under this Article IX shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share, rounding any additional decimal places up or down in a commercially reasonable manner.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail or transmit such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Agreement. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 9.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 9.05 Adjustments of Prices. Whenever any provision of this Agreement requires the Company to calculate the Last Reported Sale Prices over a span of multiple days, the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs at any time during the period when the Last Reported Sale Prices are to be calculated.

Section 9.06 [Reserved].

Section 9.07 Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) Subject to Section 9.13, in the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) after the Issue Date,

(ii) any consolidation, merger or combination involving the Company,

(iii) any sale, lease or other transfer to a third-party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, to the extent the New Convertible Notes are not redeemed or repurchased in accordance with Article X or converted pursuant to Section 9.13, in connection with such Merger Event, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of New Convertible Notes shall be changed into a right to convert such principal amount of New Convertible Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Agreement providing for such change in the right to convert each $1,000 principal amount of New Convertible Notes; provided, however, that at and after the effective time of the Merger Event the number of shares of Common Stock otherwise deliverable upon conversion of the New Convertible Notes in accordance with Section 9.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the New Convertible Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify Holders of such weighted average as soon as practicable after such determination is made.

Such amendment to this Agreement entered into in connection with any Merger Event shall provide that, following such Merger Event, references to the Common Stock set forth in Section 9.04 shall be replaced with references to any common equity securities included in the Reference Property, except that the relevant adjustment shall be applied to the number of such common equity securities included in one unit of Reference Property rather than to the Conversion Rate. In addition, if the Reference Property includes common equity securities of any Person other than the Company, references to the Company (or similar references) in the definition of “Company Fundamental Change” shall be deemed to be replaced with references to such other Person. The Company may also make such other technical changes to the terms of the New Convertible Notes that the Company reasonably determines to be necessary or advisable on account of such Merger Event.

In addition, at least 20 Scheduled Trading Days before any Merger Event, the Company shall give notice to Holders of such Merger Event, or, if the Company has not publicly announced such Merger Event at such time, as promptly as practicable after publicly announcing such Merger Event. In any such notice, the Company shall also specify the composition of the unit of Reference Property for such Merger Event, or, if the Company has not determined the composition of such unit of Reference Property at such time, the Company will provide an additional written notice to Holders that states the composition of such unit of Reference Property as promptly as practicable after determining its composition.

(b) When the Company executes an amendment to this Agreement pursuant to subsection (a) of this Section 9.07, the Company shall promptly mail or transmit to the Holders a notice briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company shall cause notice of the execution of such amendment to this Agreement to be mailed or transmitted to each Holder, at its address appearing on the Note Register provided for in this Agreement, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such amendment to this Agreement.

(c) None of the foregoing provisions shall affect the right of a holder of New Convertible Notes to convert its Notes into shares of Common Stock as set forth in Section 9.01 and Section 9.02 prior to the effective date of such Merger Event.

(d) The above provisions of this Section 9.07 shall similarly apply to successive Merger Events.

Section 9.08 [Reserved].

Section 9.09 Certain Covenants.

(a) To the extent necessary to satisfy its obligations under this Agreement, prior to issuing any shares of Common Stock, the Company will reserve out of its authorized but unissued shares of Common Stock or shares held in treasury a sufficient number of shares of Common Stock to permit the conversion of the New Convertible Notes.

(b) The Company shall list or cause to have quoted on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted any shares of Common Stock to be issued upon conversion of New Convertible Notes.

(c) The Company shall not enter into any transaction, or take any other action, that would require an increase of the Conversion Rate (whether under Section 9.04(a) through 9.04(e)) that would result, in the aggregate, in the New Convertible Notes becoming convertible into a number of shares of Common Stock in excess of any limitations imposed by the continued listing standards of the securities exchange on which the Common Stock is then listed or quoted, without complying, if applicable, with the shareholder approval rules contained in such listing standards.

Section 9.10 Notice to Holders.

(a) Notice to Holders Prior to Certain Actions. The Company shall deliver written notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Agreement, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder containing such information. In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(b) Issuances, Distributions, and Dividends and Distributions. If the Company (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 9.04(b) hereof; (B) authorizes any distribution that would require an adjustment in the Conversion Rate pursuant to Section 9.04(c) hereof (including any separation of rights from the Common Stock); or (C) announces any dividend or distribution that would require an adjustment in the Conversion Rate pursuant to Section 9.04(d) hereof, then the Company shall deliver to the Holders, as promptly as practicable after the holders of the Common Stock are notified of such event, notice describing such issuance, distribution, dividend or distribution, as the case may be, and stating the expected Ex-Dividend Date and record date for such issuance, distribution, dividend or distribution, as the case may be. In addition, the Company shall deliver to the Holders written notice if the consideration included in such issuance, distribution, dividend or distribution, or the Ex-Dividend Date or record date of such issuance, distribution, dividend or distribution, as the case may be, changes.

(c) Tender and Exchange Offers. If the Company announces any tender or exchange offer that could require an adjustment in the Conversion Rate pursuant to Section 9.04(e) hereof, the Company shall deliver to the Holders on the day it announces such tender or exchange offer a notice of such announcement, and, if the Company is required to file with the Commission a Schedule TO in connection with such tender or exchange offer, an additional written notice (i) when the Company first files such Schedule TO, which notice shall include the address at which such Schedule TO is available on the Commission’s EDGAR system (or any successor thereto), and (ii) when the Company files any amendment to such Schedule TO, which notice shall include the address at which such amendment is available on the Commission’s EDGAR system (or any successor thereto).

(d) Voluntary Increases. If the Company increases the Conversion Rate pursuant to Section 9.04(h), the Company shall deliver notice to the Holders at least 15 calendar days prior to the date on which such increase will become effective, which notice shall state the date on which such increase will become effective and the amount by which the Conversion Rate will be increased.

(e) Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Holders at promptly as possible, but in any event at least 60 Scheduled Trading Days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one share of the Common Stock is expected to be entitled, or may elect, to receive in such event. The Company shall deliver an additional written notice to Holders, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one share of the Common Stock is expect to be entitled to receive in such event, changes.

Section 9.11 Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the New Convertible Notes, each share of Common Stock issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of New Convertible Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the New Convertible Notes, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 9.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 9.12 Jones Act Restrictions on Conversions. Notwithstanding the other provisions of this Agreement, in order to facilitate the Company’s compliance with the provisions of the Jones Act with regard to its operation of vessels in the U.S. Coastwise Trade and with certain contractual obligations of the Company with the United States government:

(a) In connection with the conversion of any Notes (including a conversion pursuant to Section 9.13), the Holder (or, if not the Holder, the Person that the Holder has designated to receive shares of Common Stock issuable upon conversion of the New Convertible Notes) shall advise the Company whether or not it satisfies the requirements to be a U.S. Citizen. If such Holder or Person advises the Company that it satisfies the requirements to be a U.S. Citizen, the Company may require a Holder (or, if not the Holder, the Person that the Holder has designated to receive shares of Common Stock issuable upon conversion of the New Convertible Notes) to provide it with such documents and other information as it may reasonably request to establish to the Company’s reasonable satisfaction that such Holder and/or Person is a U.S. Citizen for purposes of Jones Act compliance.

(b) No Holder who cannot establish to the Company’s reasonable satisfaction that it (or, if not the Holder, the Person that the Holder has designated to receive shares of Common Stock issuable upon conversion of the New Convertible Notes) is a U.S. Citizen shall receive shares of Common Stock, if any, issuable upon conversion of the New Convertible Notes to the extent the receipt of such shares would cause such Holder and/or any Person whose ownership position would be aggregated with that of such Holder and/or Person to exceed 4.9% of the aggregate number of shares of Common Stock outstanding at such time.

(c) No Holder who cannot establish to the Company’s reasonable satisfaction that it (or, if not the Holder, the Person that the Holder has designated to receive shares of Common Stock issuable upon conversion of the New Convertible Notes) is a U.S. Citizen shall receive shares of Common Stock, if any, issuable upon conversion of the New Convertible Notes to the extent such shares would constitute “Excess Shares” (as defined in the Company’s Organizational Documents) if they were issued, which shall be determined by the Company in its reasonable discretion at the time of any proposed conversion of the New Convertible Notes.

(d) Any sale, transfer or other disposition of the right to receive shares of Common Stock issuable upon conversion of the New Convertible Notes by any Holder that is a Non-U.S. Citizen to a Person who is a U.S. Citizen must be a complete transfer of such Holder’s interests to such Person in the shares of Common Stock issuable upon conversion of the New Convertible Notes with no ability to direct or control such Person. The foregoing restriction shall also apply to any Person that the Holder has designated to receive the shares of Common Stock issuable upon conversion of the New Convertible Notes.

(e) If any delivery of shares of Common Stock owed to a Holder is not made, in whole or in part, as a result of the limitation in Section 9.12(b) or (c) (such undelivered shares, the “Undelivered Shares”), such Holder shall receive Warrants entitling such Holder to purchase a number of shares of Common Stock equal to the number of Undelivered Shares and thereafter such Holder’s right to receive delivery of the Undelivered Shares shall be extinguished. In connection with a conversion, upon delivery of Common Stock that is permitted to be delivered after giving effect to the limitations in this Section 9.12, if any, together with Warrants in respect of Undelivered Shares in accordance with this Section 9.12, the Company’s obligation to deliver shares of Common Stock upon conversion shall be extinguished, and the Company will be deemed to have complied with and satisfied all of its Conversion Obligations.

Section 9.13 Mandatory Conversions.

(a) Unless previously converted, redeemed, repurchased or otherwise cancelled, the Company may elect at its option to cause all the New Convertible Notes to be mandatorily converted (the “Mandatory Conversion”) into the number of shares of Common Stock set forth (or Warrants if required by Section 9.12) in Section 9.13(e) at any time following the Closing Date and prior to the close of business on the second Business Day immediately preceding the Maturity Date if:

(i) the Daily VWAP of the Common Stock equals or exceeds (A) in the case of New Convertible Notes held by Carlyle, 150% of the Conversion Price and (B) in the case of New Convertible Notes held by any Person other than Carlyle only, prior to the consummation of a Merger Event, 115% of the Conversion Price, in each case for each of the 20 consecutive Trading Days ending on the Trading Day immediately prior to the Mandatory Conversion Notice Date;

(ii) with respect to New Convertible Notes held by any Person other than Carlyle only, following the consummation of a Merger Event, the Daily VWAP of the Common Stock (or in the case of a Merger Event which results in the holders of the Common Stock receiving consideration not comprised of shares of Capital Stock listed on a national or regional securities exchange or traded on an established over-the-counter market, the Fair Market Value of a unit of Reference Property) equals or exceeds 115% of the Conversion Price and the Company’s (or Successor Company’s) market capitalization equals or exceeds $1.0 billion, in each case for any 20 consecutive Trading Days following the consummation of such Merger Event and ending on the Trading Day immediately prior to the Mandatory Conversion Notice Date (any such 20 consecutive Trading Day period along with the 20 consecutive Trading Day period contemplated by Section 9.13(a)(i), a “Mandatory Conversion Trigger Period”).

(b) In order to exercise its Mandatory Conversion rights pursuant to this Section 9.13, the Company shall deliver to each Holder whose New Convertible Notes are subject to Mandatory Conversion a notice of exercise of the Mandatory Conversion (a “Mandatory Conversion Notice”) within 3 Business Days after the end of the Mandatory Conversion Trigger Period (the date such Mandatory Conversion Notice is sent to the Holders in the manner herein provided, the “Mandatory Conversion Notice Date”). The Company will select the date on which the New Convertible Notes will be converted pursuant to the Mandatory Conversion, which shall be not less ten (10) Business Days and no more than twenty (20) Business Days after the Mandatory Conversion Notice Date (such date, the “Mandatory Conversion Date”). Mandatory Conversion Notice shall be given in accordance with the requirements of Section 11.01. The Mandatory Conversion Notice, if sent in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not any holder receives such Mandatory Conversion Notice.

(c) The Mandatory Conversion Notice shall state:

(i) the Mandatory Conversion Notice Date;

(ii) the Mandatory Conversion Trigger Period and the Company’s calculation of the Daily VWAP and, if applicable, the market capitalization for each date in the Mandatory Conversion Trigger Period;

(iii) the aggregate principal amount of New Convertible Notes to be mandatorily converted;

(iv) the provision pursuant to which the New Convertible Notes are being mandatorily converted;

(v) the Mandatory Conversion Date;

(vi) the Conversion Rate and Conversion Price then in effect;

(vii) that on and after the Mandatory Conversion Date interest on the New Convertible Notes to be converted will cease to accrue;

(viii) the place or places where such New Convertible Notes are to be surrendered for conversion; and

(ix) if based on information available to the Company the provisions of Section 9.12 of this Agreement require that some or all of the Mandatory Conversion be settled through the issuance of Warrants.

(d) Each Holder, by the Holder’s acceptance of a New Convertible Note, agrees to take the following actions prior to the Mandatory Conversion Date in respect of its New Convertible Notes subject to a Mandatory Conversion: (i) surrender the mandatorily converted New Convertible Note duly endorsed to the Company (and accompanied by appropriate endorsement and transfer documents), (ii) pay any transfer or other tax, if required by Section 9.02, (iii) provide the Company with information reasonably needed to determine if the Investor and/or any person that will receive Common Stock or Warrants upon the Mandatory Conversion is a U.S. Citizen and (iv) any other action necessary to effectuate the Mandatory Conversion as may be reasonably requested by the Company. In the event that a Holder does not take any of the actions set forth in the immediately preceding sentence prior to the Mandatory Conversion Date, (i) failure to deliver the Common Stock or Warrants in the timeframe contemplated by this Section 9.13 will not be a Default or an Event of Default and (ii) each Holder, by such Holder’s acceptance of the New Convertible Notes, authorizes and directs the Company to take any action on such Holder’s behalf to effectuate the Mandatory Conversion and appoints the Company such holder’s attorney-in-fact for any and all such purposes.

(e) The Company will deliver to the Holder whose New Convertible Notes are mandatorily converted pursuant to this Section 9.13, on the second Business Day immediately following the Mandatory Conversion Date for such New Convertible Notes, (i) a number of shares of Common Stock (or Warrants if required by Section 9.12) per each $1,000 principal amount of the New Convertible Notes equal to the Conversion Rate then in effect, (ii) an amount of cash equal to accrued and unpaid interest to the Mandatory Conversion Date, unless the Mandatory Conversion Date occurs during the period after the close of business on any regular Record Date and before the close of business on the related Interest Payment Date, in which case interest will be payable on such Interest Payment Date to the Holders in whose names the New Convertible Notes are registered at the close of business on the relevant regular Record Date and (iii) a cash payment, if applicable, in lieu of delivering any fractional share of Common Stock or fractional Warrants. Upon the Mandatory Conversion Date, unless the Company defaults in delivering or paying the amounts due pursuant to the foregoing sentence (other than as a result of the failure by the Holder to take the actions required by the Section 9.13(d)), interest on the New Convertible Notes or portion of New Convertible Notes so called for Mandatory Conversion shall cease to accrue and the holders thereof shall have no right in respect of such New Convertible Notes except the right to receive the shares of Common Stock and cash, if any, to which they are entitled pursuant to this Section 9.13. Upon a conversion pursuant to this Section 9.13, the Person in whose name such shares of Common Stock (or Warrants if required by Section 9.12) will be registered will become the holder of record of such shares of Common Stock (or Warrants if required by Section 9.12) at the close of business on the Mandatory Conversion Date for such New Convertible Note.

(f) Sections 9.02(c), (e), (f), (h), (i), and (j) shall apply to any Mandatory Conversion pursuant to this Section 9.13 mutatis mutandis.

Section 9.14 Board Nomination Right. The Company will use reasonable best efforts, subject in all cases to its directors’ fiduciary duties, to cause one person designated by the Investors to be appointed as a director of the Company (including nominating such designated individual for election as a director of the Company at all meetings of the Company’s stockholders called for such purposes and the Company shall (A) include such nominee as a nominee to the Board on each slate of nominees for election to the Board proposed by the Board or the appropriate committee thereof, (B) not nominate a number of persons in excess of the number of members of the Board to be elected at each such meeting, (C) recommend the election of such nominee to the stockholders of the Company and (D) without limiting the foregoing, otherwise use its reasonable best efforts to cause such nominee to be elected to the Board), for so long as the Investors, solely as a result of their ownership of shares of common stock of the Company owned by the Investors as of the date hereof and ownership of the New Convertible Notes and Warrants (including the shares of common stock of the Company issuable upon conversion or exercise thereof), beneficially own collectively 10% or more of the outstanding shares of common stock of the Company, which appointment right shall terminate at such time that the Investors cease to beneficially own collectively at least 10% of the outstanding shares of common stock of the Company (in each case, disregarding any limitations on conversion of the New Convertible Notes or exercise of the Warrants). The Company shall reimburse such director for the reasonable documented out-of-pocket expenses (including travel and lodging) of such director incurred in connection with attendance of meetings of the Board (and committees thereof). This Section 9.14 shall supersede and replace in its entirety Section 3.01(d) of the Investment Agreement.

ARTICLE X

Redemption and Repurchase of the New Convertible Notes

Section 10.01 Optional Redemption.

(a) The New Convertible Notes shall not be redeemable by the Company at any time except as set forth in this Section 10.01.

(b) The Company may redeem (an “Optional Redemption”) for cash all of the New Convertible Notes if the Daily VWAP of the Common Stock has been at least 150% of the Conversion Price for at least 20 consecutive Trading Days ending not more than two Trading Days preceding the date of the Redemption Notice, upon notice as set forth in Section 10.02, at the applicable Redemption Price.

Section 10.02 Notice of Optional Redemption; Selection of New Convertible Notes.

(a) In case the Company exercises its Optional Redemption right to redeem all of the Notes pursuant to Section 10.01, it shall fix a date for redemption (each, a “Redemption Date”) and it shall deliver a notice of such Optional Redemption (a “Redemption Notice”) not less than 30 nor more than 60 calendar days prior to the Redemption Date to each Holder of New Convertible Notes so to be redeemed; provided, however, that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Conversion Agent and Paying Agent (in each case, if other than the Company).

(b) The Redemption Notice, if sent in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to deliver such Redemption Notice or any defect in the Redemption Notice to the Holder of any New Convertible Note designated for redemption shall not affect the validity of the proceedings for the redemption of any other New Convertible Note.

(c) Each Redemption Notice shall specify:

(i) the Redemption Date (which must be a Business Day);

(ii) the applicable Redemption Price;

(iii) that on the Redemption Date, the Redemption Price will become due and payable upon each such New Convertible Note, and that interest thereon, if any, shall cease to accrue on and after said date;

(iv) the name and address of the Paying Agent and Conversion Agent (in each case, if other than the Company);

(v) that Holders may surrender their New Convertible Notes for conversion at any time prior to the close of business on the second Trading Date immediately preceding the Redemption Date;

(vi) the procedures a converting Holder must follow to convert its Notes and the last date such New Convertible Notes may be converted before redemption;

(vii) the Conversion Rate; and

(viii) that New Convertible Notes redeemed in full must be surrendered to the Company to collect the Redemption Price.

(d) Notice of any redemption of the New Convertible Notes may, at the Company’s discretion, be subject to one or more conditions precedent. If such redemption is so subject to satisfaction of one or more conditions precedent such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and any notice with respect to such redemption may be modified or rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date as stated in such notice, or by the Redemption Date as so delayed.

Section 10.03 Payment of Notes Called for Redemption.

(a) If any Redemption Notice has been given in respect of the New Convertible Notes in accordance with Section 10.02, the New Convertible Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the New Convertible Notes at the place or places stated in the Redemption Notice, the New Convertible Notes shall be paid and redeemed by the Company at the applicable Redemption Price in accordance with Section 10.07.

Section 10.04 Restrictions on Redemption. The Company may not redeem any New Convertible Notes on any date if the principal amount of the New Convertible Notes has been accelerated in accordance with the terms of this Agreement, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such New Convertible Notes).

Section 10.05 Repurchase at Option of Holders Upon a Company Fundamental Change.

(a) If a Company Fundamental Change occurs at any time on or after the Closing Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s New Convertible Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of delivery of the Company Fundamental Change Repurchase Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Interest Record Date but on or prior to the immediately succeeding Interest Payment Date to which such Regular Interest Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Interest Record Date on such Interest Payment Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of New Convertible Notes to be repurchased pursuant to this Article X.

(b) Repurchases of New Convertible Notes under this Section 10.05 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Company by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 3 to the Form of New Convertible Note attached hereto as Exhibit A, on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (subject to postponement to comply with changes in applicable law after the Issue Date) (the “Fundamental Change Expiration Time”); and (ii) delivery of the New Convertible Notes to the Company to be repurchased at any time, but in no event more than 3 Business Days, after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any New Convertible Notes to be repurchased shall state:

(ii) the certificate numbers of the New Convertible Notes to be delivered for repurchase;

(iii) the portion of the principal amount of New Convertible Notes to be repurchased; and

(iv) that the New Convertible Notes are to be repurchased by the Company pursuant to the applicable provisions of the New Convertible Notes and this Agreement.

Notwithstanding anything herein to the contrary, any Holder delivering to the Company the Fundamental Change Repurchase Notice contemplated by this Section 10.05 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Company in accordance with Section 10.10.

(c) On or before the 15th Business Day after the occurrence of a Company Fundamental Change, the Company shall provide to all Holders of New Convertible Notes a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Company Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be by first class mail. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Company Fundamental Change;

(ii) the Effective Date of the Company Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article X;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent (in each case, if other than the Company), if applicable;

(vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii) if applicable, that the New Convertible Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Agreement;

(ix) that the Holder must exercise the purchase right prior to the Fundamental Change Expiration Time;

(x) that the Holder shall have the right to withdraw any New Convertible Notes surrendered for purchase prior to the Fundamental Change Expiration Time; and

(xi) the procedures that Holders must follow to require the Company to repurchase their New Convertible Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the New Convertible Notes pursuant to this Section 10.05; provided, however, that failure of a Holder to comply with Section 10.05(b) shall result in the forfeiture of such Holder’s repurchase option pursuant to this Section 10.05.

(d) Notwithstanding the foregoing, no New Convertible Notes may be repurchased by the Company (i) on any date at the option of the Holders upon a Company Fundamental Change if the principal amount of the New Convertible Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such New Convertible Notes) or (ii) if a Mandatory Conversion Notice has been issued with respect to such New Convertible Notes. The Company will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the New Convertible Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such New Convertible Notes), shall be deemed to have been canceled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 10.06 [Reserved].

Section 10.07 Deposit of Redemption Price or Fundamental Change Repurchase Price.

(a) On or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date or Redemption Date, as applicable, the Company shall segregate or deposit with the Paying Agent (if other than the Company) an amount of cash (in immediately available funds), sufficient to pay the appropriate Fundamental Change Repurchase Price or Redemption Price, as applicable. Payment for the New Convertible Notes to be redeemed or repurchased (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, subject to postponement to comply with changes in applicable law after the Issue Date) shall be made on the later of:

(i) the Fundamental Change Repurchase Date or the Redemption Date (provided the Holder has satisfied the conditions in Section 10.05 and 10.03, respectfully); and

(ii) the time of delivery of such New Convertible Note to the Company by the Holder thereof in the manner required by mailing checks for the amount payable to the Holders of such New Convertible Notes entitled thereto as they shall appear in the Note Register.

The Paying Agent (if other than the Company) shall, promptly after any such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price or Redemption Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date or Redemption Date, the Company has segregated, or the Paying Agent (if other than the Company) holds, money sufficient to make payment on all the New Convertible Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, or Redemption Date, then, with respect to the New Convertible Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of this Agreement, (i) such New Convertible Notes will cease to be outstanding, (ii) interest will cease to accrue on such New Convertible Notes (whether or not book-entry transfer of the New Convertible Notes has been made or the New Convertible Notes have been delivered to the Paying Agent) and (iii) all other rights of the Holders of such New Convertible Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price or Redemption Price).

(c) Upon surrender of a New Convertible Note that is to be repurchased in part pursuant to Section 10.03 or Section 10.05, the Company shall execute and deliver to the Holder a new New Convertible Note equal in principal amount to the unrepurchased portion of the New Convertible Note surrendered.

Section 10.08 Covenant to Comply with Applicable Laws Upon Repurchase of New Convertible Notes. In connection with any repurchase offer pursuant to this Article X, the Company will, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws;

in each case, so as to permit the rights and obligations under this Article X to be exercised in the time and in the manner specified in this Article X.

Section 10.09 Effect of Fundamental Change Repurchase Notice. Upon receipt by the Company of a Fundamental Change Repurchase Notice, the Holder of the New Convertible Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice, is withdrawn in accordance with Section 10.10) thereafter be entitled to receive solely the Fundamental Change Repurchase Price in cash with respect to such New Convertible Note (and any previously accrued and unpaid interest on such New Convertible Note).

Section 10.10 Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Company in accordance with the Fundamental Change Company Notice, at any time prior to the Fundamental Change Expiration Time, specifying:

(a) the principal amount of the New Convertible Notes with respect to which such notice of withdrawal is being submitted;

(b) the certificate numbers of the withdrawn Physical Notes; and

(c) the principal amount, if any, of each New Convertible Note that remains subject to the Fundamental Change Repurchase Notice which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof.

The Company will promptly return to the respective Holders thereof any New Convertible Notes with respect to which a Fundamental Change Repurchase Notice, has been withdrawn in compliance with the provisions of this Section 10.10.

Section 10.11 Repurchase of New Convertible Notes by Third Party. Notwithstanding the foregoing provisions of this Article X, the Company shall not be required to repurchase, or to make an offer to repurchase, the New Convertible Notes upon a Company Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article X and such third party repurchases all New Convertible Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article X.

ARTICLE XI

Miscellaneous

Section 11.01 Notices. Any notice or demand that by any provision of this Agreement is required or permitted to be given or served by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company) to SEACOR Marine Holdings Inc., at the Company’s Office, or sent to the Holder electronically by email.

The Company agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods. The Company shall not be liable for any losses, costs or expenses arising directly or indirectly from the Company’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.

Any notice or communication sent to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register or by email to the email address set forth in the Note Register, if any, and shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof (or one Business Day in the case of delivery by email).

Failure to mail or transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or transmitted in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 11.02 Successors and Assigns. Except as provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that the Company shall not assign its rights or obligations hereunder without the prior written consent of the Holders of a majority in aggregate principal amount of the New Convertible Notes.

Section 11.03 Amendment and Waiver. Except as heretofore expressly provided otherwise, this Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by the Company and Holders holding more than 50% of the aggregate principal amount of the New Convertible Notes then outstanding, subject to Section 5.03; provided further, however, that any amendment, modification or supplement that:

(a) alters the aggregate principal amount of New Convertible Notes;

(b) decreases or proposes to decrease the rate or postpones or proposes to postpone the time for payment of interest, if any, on any New Convertible Note or the Maturity Date or decreases or proposes to decrease the amount of principal, the Redemption Price, the Fundamental Change Repurchase Price of any New Convertible Note or otherwise affects the redemption or prepayment provisions;

(c) makes or proposes to make any New Convertible Note payable in money or property other than that stated in the New Convertible Note;

(d) makes or proposes to make any change in Section 10.01 or 10.05 (or any related defined terms);

(e) impairs the right of any Holder to receive payment of principal of and interest, on such Holder’s New Convertible Notes (including any right hereunder to receive such payments on a pro rata basis), or the Redemption Price or the Fundamental Change Repurchase Price on or after the scheduled due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s New Convertible Notes; or

(f) makes or proposes to make any change in Section 8.02, 8.03 or 9.04 or this Section 11.03 (or any related defined terms); or

(g) makes any change that adversely affects the conversion rights of any New Convertible Notes;

in each case, shall not be binding upon any Holder of any outstanding New Convertible Note that has not consented thereto in writing.

Notwithstanding the foregoing, the Company may amend this Agreement and the New Convertible Notes without the consent of the Holders (i) to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under the Agreement; (ii) to add guarantees with respect to the New Convertible Notes; (iii) to secure the New Convertible Notes; or (iv) to add to the Company’s covenants or events of default, such further covenants, restrictions or conditions for the benefit of the Holders or surrender any right or power conferred upon the Company by this Agreement; or (iv) to make any adjustments to the Conversion Rate expressly required or permitted pursuant to Section 9.04 hereof.

Section 11.04 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signatures sent by facsimile or as an electronic copy (including in pdf format) shall constitute originals.

Section 11.05 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 11.06 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b)) BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.07 Entire Agreement. The New Convertible Notes and the other Operative Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. The New Convertible Notes and the other Operative Documents supersede all prior agreements and understandings between the parties with respect to such subject matter. Nothing in any of the New Convertible Notes or the other Operative Documents shall confer upon any other Person other than the parties hereto any right, remedy or claim under this Agreement.

Section 11.08 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of each Investor’s rights and privileges shall be enforceable to the fullest extent permitted by law.

Section 11.09 Submission to Jurisdiction; Waiver of Service and Venue. Each of the parties hereto, and each subsequent Holder of a New Convertible Note by its acceptance of such New Convertible Note, irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the U.S. District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the New Convertible Notes or any other document, instrument or agreement executed or delivered in connection herewith or therewith, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto, and each subsequent Holder of a New Convertible Note by its acceptance of such New Convertible Note, agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement, the New Convertible Notes or any other document, instrument or agreement executed or delivered in connection herewith or therewith shall affect any right that any of the parties hereto may otherwise have to bring any action or proceeding relating to this Agreement, the New Convertible Notes or any other document, instrument or agreement executed or delivered in connection herewith, the Company or any of its respective Subsidiaries or any of its respective properties and the property of such Subsidiaries in the courts of any jurisdiction.

(a) Each of the parties hereto, and each subsequent Holder of a New Convertible Note by its acceptance of such New Convertible Note, hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the New Convertible Notes or any other document, instrument or agreement executed or delivered in connection herewith or therewith in any court referred to in this Section 11.09. Each of the parties hereto, and each subsequent Holder of a New Convertible Note by its acceptance of such New Convertible Note, hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement, the New Convertible Notes or any other document, instrument or agreement executed or delivered in connection herewith or therewith will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 11.10 Waiver of Jury Trial. EACH PARTY HERETO, AND EACH SUBSEQUENT HOLDER OF A NEW CONVERTIBLE NOTE BY ITS ACCEPTANCE OF SUCH NEW CONVERTIBLE NOTE, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NEW CONVERTIBLE NOTES OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHER THEORY. EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.11 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Company acknowledges and agrees, and acknowledges their respective Affiliates’ understanding, that: (i) the financing provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Operative Document) are an arm’s-length commercial transaction between the Company and their respective Affiliates, on the one hand, and the Investors, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Operative Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with this transaction, each of the Investors is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Company or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Investors have assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Operative Document (irrespective of whether any Investor has advised or is currently advising the Company or any of their respective Affiliates on other matters) and none of the Investors have any obligation to the Company or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Operative Documents; (iv) the Investors and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and their respective Affiliates, and none of the Investors have any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Investors have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Operative Document) and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.

Section 11.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 11.13 Effectiveness. This Agreement shall become effective when it shall have been executed by the Company (and, with respect to each Person that becomes a party hereunder following the Closing Date, on the date such person enters into an amendment to this Agreement and joins this Agreement) and the Investors and thereafter shall be binding upon and inure to the benefit the Company and each Investor and their respective permitted successors and assigns, subject to Section 11.02 hereof.

Section 11.14 Attachments. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

Section 11.15 Confidentiality. Each of the Investors agrees to maintain the confidentiality of the Information (as defined below) in accordance with its customary procedures (as set forth below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to its stockholders, limited partners, members or other owners, as the case may be, but only regarding the general status of its investment in the Company (without disclosing specific confidential information), (c) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (d) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided each of the Investors agrees that it will notify the Company as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation, (e) to the extent such Information is included in any non-confidential filing by the Company with the Commission pursuant to the Securities Act or the Exchange Act, (f) to any other party hereto, (g) in connection with the exercise of any remedies hereunder or under any other Operative Document or any action or proceeding relating to this Agreement or any other Operative Document or the enforcement of rights hereunder or thereunder, (h) subject to an agreement containing provisions at least as restrictive as those of this Section 11.15, to any assignee or any prospective assignee of any of its rights or obligations under this Agreement, (i) with the consent of the Company, or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.15 or (y) is or becomes available to such Investor, or any of its respective Affiliates on a non-confidential basis from a source other than the Company or any Subsidiary thereof, and which source is not known by such Person to be subject to a confidentiality restriction in respect thereof in favor of the Company or any Affiliate of the Company.

For purposes of this Section 11.15, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Investor or any Holder on a non-confidential basis prior to disclosure by the Company or any of its Subsidiaries; it being understood that all information received from the Company or any of its Subsidiaries after the date hereof shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.15 shall be considered to have complied with its obligation to do so in accordance with its customary procedures if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Investor acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

Section 11.16 Public Disclosure. The Investors and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Operative Documents or the transactions contemplated therein, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law (including, for the avoidance of doubt, the U.S. federal securities laws), judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system. The Investors and the Company agree that the initial press release to be issued with respect to the transactions contemplated herein following execution of this Agreement shall be in the form attached hereto as Exhibit C (the “Announcement”). Notwithstanding the forgoing, this Section 11.16 shall not apply to any press release or other public statement made by the Company or the Investors (a) which is consistent with the Announcement and does not contain any information relating to the transactions contemplated herein that have not been previously announced or made public in accordance with the terms of this Agreement or (b) is made in the ordinary course of business and does not relate specifically to the signing of the Operative Documents or the transactions contemplated therein.

Section 11.17 No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the New Convertible Notes, the Operative Documents or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a New Convertible Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Convertible Notes.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

SEACOR MARINE HOLDINGS INC.

By:	/s/ John Gellert
Name:	John Gellert
Title:	President and Chief Executive Officer

CEOF II DE I AIV, L.P., as Investor
By: CEOF II DE AIV GP, LP, its general partner
By: CEOF II DE GP AIV, L.L.C., its general partner

By:	/s/ Vipul Amin
Name:	Vipul Amin
Title:	Authorized Person

CEOF II COINVESTMENT (DE), L.P., as Investor
By: CEOF II DE AIV GP, LP, its general partner
By: CEOF II DE GP AIV, L.L.C., its general partner

By:	/s/ Vipul Amin
Name:	Vipul Amin
Title:	Authorized Person

CEOF II COINVESTMENT B (DE), L.P., as Investor
By: CEOF II DE AIV GP, LP, its general partner
By: CEOF II DE GP AIV, L.L.C., its general partner

By:	/s/ Vipul Amin
Name:	Vipul Amin
Title:	Authorized Person

Schedule A

Information Relating to Investors

Investor	Principal Amount of Existing Notes	Principal Amount of New Convertible Notes	Bank Account Wire Instructions
CEOF II DE I AIV, L.P.	$118,438,000.00	$33,162,640.00

CEOF II Coinvestment (DE), L.P.	$6,063,490.00	$1,697,777.20

CEOF II Coinvestment B (DE), L.P.	$498,510.00	$139,582.80

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Schedule 6.01(v)

Liens

The Company has incurred liens pursuant to the following secured facilities (as defined in the Company’s SEC Disclosure Documents):

SEACOR Marine Foreign Holdings Credit Facility

Sea-Cat Crewzer III Term Loan Facility

SEACOR Offshore Delta (f/k/a SEACOSCO) Acquisition Debt

SEACOR Delta (f/k/a SEACOSCO) Shipyard Financing

SEACOR Alpine Shipyard Financing

SEACOR 88/888 Term Loan

Tarahumara Shipyard Financing

SEACOR Offshore OSV

For additional information on the listed facilities, please see the Company’s SEC Disclosure Documents.

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE SECURITIES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF REGULATION D AS PROMULGATED UNDER THE SECURITIES ACT, AND

(2) AGREES FOR THE BENEFIT OF SEACOR MARINE HOLDINGS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE AGREEMENT AND THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

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SEACOR Marine Holdings Inc.

4.25% Convertible Senior Note due 2026

No. ___	$[ ]

Principal

Amount $[ ]

SEACOR Marine Holdings Inc., a Delaware corporation (the “Company”), promises to pay to [ ] or registered assigns, the principal amount of [add principal amount in words] $[•] on July 1, 2026 (the “Maturity Date”).

Interest Payment Dates: June 15 and December 15, beginning on December 15, 2022.

Regular Record Dates: June 10 and December 10.

Additional provisions of this Note are set forth on the other side of this Note.

2

IN WITNESS WHEREOF, SEACOR Marine Holdings Inc. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

SEACOR Marine Holdings Inc.

By:
Name:
Title:

3

[FORM OF REVERSE OF NOTE]

SEACOR Marine Holdings Inc.

4.25% Convertible Senior Note due 2026

This New Convertible Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued pursuant to the Exchange Agreement (New Convertible Notes) dated as of October 5, 2022 (the “Agreement”) by and between the Company and the investors named therein (the “Investors”). Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Agreement. Reference is hereby made to the Agreement, the Registration Rights Agreement (collectively, the “Relevant Agreements”) for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Investors and the Holders of the Notes and of the terms upon which the Notes are, and are to be, delivered.

This Note does not benefit from a sinking fund. This Note shall be redeemable at the Company’s option in accordance with Article X of the Agreement. The Company may redeem for cash all or a part of the Notes if the Daily VWAP of the Common Stock has been at least 150% of the Conversion Price for at least 20 consecutive Trading Days preceding the date of the Redemption Notice at the applicable Redemption Price specified in Section 1.01 of the Agreement.

In addition, subject to the terms of Section 9.13, the New Convertible Notes are subject to Mandatory Conversion into shares of Common Stock or, if so required pursuant to Section 9.12 of the Agreement, Warrants or a combination of shares of Common Stock and Warrants.

As provided in and subject to the provisions of the Agreement, at any time on or after a Company Fundamental Change, the Holder of this Note will have the right, at such Holder’s option, to require the Company to purchase this Note, or any portion of this Note such that the principal amount of this Note that is not purchased equals $1,000 or an integral multiple of $1,000 in excess thereof, on the Fundamental Change Repurchase Date, at a price equal to the Fundamental Change Repurchase Price for such Fundamental Change Repurchase Date.

As provided in and subject to the provisions of the Agreement, the Holder hereof has the right, at its option, prior to the close of business on the second Business Day immediately preceding the Maturity Date, to convert this Note or a portion of this Note such that the principal amount of this Note that is not converted equals $1,000 or an integral multiple of $1,000 in excess thereof into a number of shares of Common Stock or, if so required pursuant to Section 9.12 of the Agreement, Warrants or a combination of shares of Common Stock and Warrants, as the case may be, determined in accordance with Article IX of the Agreement.

As provided in and subject to the provisions of the Agreement, the Company will make all payments in respect of the Fundamental Change Repurchase Price for, the Redemption Price for, and the principal amount of, this Note to the Holder that surrenders this Note to the Company to collect such payments in respect of this Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

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The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Agreement at any time by the Company, with the consent of the Holders of a majority in principal amount of the Notes at the time outstanding. The Agreement also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company, with certain provisions of the Agreement and certain past Defaults under the Agreement and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Agreement, the Holder of this Note shall not have the right to institute any proceeding with respect to the Agreement, unless the Holders of not less than 25% in principal amount of the Notes at the time outstanding shall have given the Company written notice in respect of such Event of Default, and the Company shall have failed to cure, for 60 days after receipt of such notice. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of the principal hereof, premium, if any, or interest hereon, the Fundamental Change Repurchase Price or the Redemption Price with respect to, the number of shares of Common Stock or Warrants or the combination thereof, as the case may be, due upon conversion of this Note, due upon exchange of this Note or after the respective due dates expressed in the Agreement.

No reference herein to the Relevant Agreements and no provision of this Note or Relevant Agreements shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, (i) the principal of (including the Fundamental Change Repurchase Price and the Redemption Price), premium, if any, interest on and the amount of cash due upon maturity (or upon a Fundamental Change Repurchase Date) or (ii) a number of shares of Common Stock or a combination of shares Common Stock and Warrants, in each case if any, as the case may be, due upon conversion of (including Mandatory Conversion), this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer to the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon a new Note of this series and of like tenor for the same aggregate principal amount will be issued to the designated transferee.

The Notes are issuable only in registered definitive form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

2

Prior to due presentment of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

If any provision of this Note limits, qualifies or conflicts with a provision of the Relevant Agreements, such provision of the respective Relevant Agreement shall control.

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ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: SEACOR Marine Holdings Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (which is such that the principal amount of the portion of this Note that will not be converted equals $1,000 or an integral multiple thereof) below designated, into shares of Common Stock or Warrants, as applicable, in accordance with the terms of the Agreement, and directs that the shares of Common Stock or Warrants, as applicable, issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, to be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock, Warrants or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 3.07, 9.02(d) and 9.02(e) of the Agreement. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

The undersigned registered owner of this Note hereby represents and warrants that the representations and warranties in Section 6.02 of the Agreement are true and correct with respect to the undersigned as if made on the date hereof.

In order to facilitate the Company’s compliance with the provisions of the Jones Act related to ownership of Common Stock by Non-U.S. Citizens, the undersigned registered Holder of this Note represents and warrants as follows:

CHECK ONE BOX BELOW:

☐	such Holder is a U.S. Citizen (additional information may be required by the Company to confirm that the Holder is a U.S. Citizen)

☐	such Holder is a Non-U.S. Citizen and such Holder, together with its Affiliates, currently holds shares of Common Stock

Principal amount to be converted (if less than all):$

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible

Guarantor Institution (banks, stock brokers,

savings and loan associations and credit unions)

with membership in an approved signature

guarantee medallion program pursuant to

Securities and Exchange Commission Rule

17Ad-15 if shares of Common Stock are to be

issued, or Notes are to be delivered, other than to

and in the name of the registered holder.

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Fill in for registration of Common Stock or Warrants if to be issued, and Notes if to be delivered, other

than to and in the name of the registered Holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

CHECK ONE BOX BELOW:

☐	such Holder is a U.S. Citizen (additional information may be required by the Company to confirm that the Holder is a U.S. Citizen)

☐	such Holder is a Non-U.S. Citizen and such Holder, together with its Affiliates, currently holds _____________ shares of Common Stock

Principal amount to be converted (if less than all):$

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

3

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: SEACOR Marine Holdings Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from SEACOR Marine Holdings Inc. (the “Company”) as to the occurrence of a Company Fundamental Change and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 10.05 of the Agreement (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date, unless the Fundamental Change Repurchase Date falls after a Regular Interest Record Date but on or prior to the immediately succeeding Interest Payment Date to which such Regular Interest Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to, but excluding, such Fundamental Change Repurchase Date on such Interest Payment Date to Holders of record as of such Regular Interest Record Date.

The certificate number(s) of the Notes to be repurchased are:

Principal amount to be repurchased (if less than all):$

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received,                                                  (the “Existing Holder”) hereby sell(s), assign(s) and transfer(s) unto                                                  (Please insert social security or Taxpayer Identification Number of assignee) (the “Transferee”) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

The Existing Holder hereby represents and warrants that the Transferee is not a Disqualified Institution. The Existing Holder and Transferee each acknowledge and understand any sale, transfer or assignment to a Disqualified Institution shall be void ab initio, and the Company shall treat any Existing Holder in violation of this provision as the registered Holder for all purposes under the Agreement and this Note. Further, the Company shall be entitled to seek specific performance to unwind any such sale, transfer or assignment in addition to any other remedies available to the Company at law or at equity.

In connection with any transfer of the within Note, the Existing Holder confirms that such New Convertible Note is being transferred:

CHECK ONE BOX BELOW:

☐	To SEACOR Marine Holdings Inc. or a subsidiary thereof; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:

Signature of Existing Holder:

Name:
Title:

Signature Guarantee

Signature(s) must be guaranteed by an eligible

Guarantor Institution (banks, stock brokers,

savings and loan associations and credit unions)

with membership in an approved signature

guarantee medallion program pursuant to

Securities and Exchange Commission

Rule 17Ad-15 if Notes are to be delivered, other

than to and in the name of the registered holder.

NOTICE: The above signature of the Existing Holder on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

The undersigned Transferee hereby represents and warrants that the representations and warranties in Section 6.02 of the Agreement are true and correct with respect to the undersigned as if made on the date hereof. The undersigned Transferee further agrees to be bound by the Agreement (including Section 6.02(g) thereof) and the Registration Rights Agreement as if it were an Investor (as defined in the Agreement).

Signature of Transferee:

Name:
Title:

Address:

Dated:

EXHIBIT B

Form of Warrant

WARRANT

THIS SECURITY AND THE SECURITIES, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(i) REPRESENTS THAT IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF REGULATION D AS PROMULGATED UNDER THE SECURITIES ACT, AND

(ii) AGREES FOR THE BENEFIT OF SEACOR MARINE HOLDINGS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY AND THE SECURITIES, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN EXCEPT:

a. TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

b. PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

c. PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER OF THIS SECURITY OR ANY SECURITY ISSUABLE UPON EXERCISE OF THIS SECURITY, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE AMENDMENT AND EXCHANGE AGREEMENT AND THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Warrant Certificate No.: W-

Original Issue Date:

FOR VALUE RECEIVED, SEACOR Marine Holdings Inc., a Delaware corporation (the “Company”), hereby certifies that                             , a Delaware limited partnership, or its registered assigns (the “Holder”) is entitled to purchase from the Company                     duly authorized, validly issued, fully paid and nonassessable shares of Common Stock at a purchase price per share of $0.01 (subject to adjustment as provided herein, the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1.

1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means an amount equal to (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price in effect as of the Exercise Date in accordance with the terms of this Warrant.

“Amendment and Exchange Agreement” means the Amendment and Exchange Agreement, dated as of May 2, 2018, by and among the Company and the purchasers named therein.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Common Stock” means the common stock, $0.01 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Company” has the meaning set forth in the preamble.

“Company Charter” means the certificate of incorporation of the Company.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Excess Shares” has the meaning set forth in the Company Charter.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., New York City time, on a Business Day, including, without limitation, the receipt by the Company of the Notice of Exercise, the Warrant and the Aggregate Exercise Price.

“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” has the meaning set forth in the preamble.

“Fair Market Value” means, as of any particular date, the closing sale price per share of the Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Fair Market Value” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Fair Market Value” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose, provided, that if such prices cannot reasonably be obtained from three such investment banking firms, but are obtained from two such investment banking firms, then the “Fair Market Value” will be the average of the mid-points of such bid and ask prices from those two investment banking firms and if such prices can reasonably be obtained from only one such investment banking firm then the “Fair Market Value” will be the mid-points of such bid and ask prices from that investment banking firm.

“Holder” has the meaning set forth in the preamble.

“Jones Act” means, collectively, the U.S. citizenship and cabotage laws principally contained in 46 U.S.C. § 50501(a), (b) and (d) and 46 U.S.C. Chapter 551, and any successor or replacement statutes thereto, and the regulations promulgated thereunder by the U.S. Coast Guard and the U.S. Maritime Administration, in each case as amended or supplemented from time to time, relating to the ownership and operation of U.S.-flag vessels in the U.S. Coastwise Trade.

“Non-U.S. Citizen” means any Person other than a U.S. Citizen.

“Notice of Exercise” has the meaning set forth in Section 3(a)(i).

“Officer” means, with respect to the Company, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Secretary, any Director of the Company or any Vice President (whether or not designated by a number or word or words added before or after the title “Vice President”).

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock.

“Original Issue Date” means the date on which the Warrant was issued by the Company pursuant to the Amendment and Exchange Agreement.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, association, incorporated organization or government or department or agency thereof.

“Restricted Legend” has the meaning set forth in Section 8(a).

“Securities Act” has the meaning set forth in Section 8(a).

“U.S. Citizen” means a person who is a “citizen of the United States” within the meaning of the Jones Act, eligible and qualified to own and operate U.S.-flag vessels in the U.S. Coastwise Trade.

“U.S. Coastwise Trade” means the carriage or transport of merchandise and/or other materials and/or passengers in the coastwise trade of the United States of America within the meaning of 46 U.S.C. Chapter 551, as amended or supplemented from time to time.

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

2. Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time after the date hereof and prior to 5:00 p.m., New York City time, on the twenty-fifth (25th) anniversary of the Original Issue Date or, if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).

3. Exercise of Warrant.

(a) Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:

(i) surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with a notice of exercise (each, a “Notice of Exercise”), substantially in the form attached hereto as Exhibit A, duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and

(ii) payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Notice of Exercise, by the following methods:

(i) by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;

(ii) by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price; or

(iii) any combination of the foregoing.

In the event of any withholding of Warrant Shares pursuant to clause (ii) or (iii) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld or surrendered multiplied by (y) the Fair Market Value of one Warrant Share as of the Exercise Date.

(c) Delivery of Book-Entered Shares. Upon receipt by the Company of the Notice of Exercise, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(a) hereof), the Company shall, as promptly as practicable, and in any event within three (3) Business Days thereafter, cause to be issued to such Holder by electronic entry on the books of the Company’s transfer agent the Warrant Shares issuable upon such exercise, in each case, together with cash in lieu of any fraction of a share, as provided in Section 3(d) below.

The book entry Warrant Shares so delivered or issued, as the case may be, shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Notice of Exercise and shall be registered in the name of the Holder or, subject to compliance with Section 5 below, such other Person’s name as shall be designated in the Notice of Exercise. This Warrant shall be deemed to have been exercised and such book entry interests of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(d) Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(e) Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the book entry shares representing the Warrant Shares being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(f) Valid Issuance of Warrant and Warrant Shares. With respect to the exercise of this Warrant, the Company hereby represents, covenants and agrees:

(i) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued;

(ii) All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges;

(iii) The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance);

(iv) The Company shall use its reasonable best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise; and

(v) The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

(g) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h) Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or treasury shares constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

4. Adjustment to Exercise Price and Number of Warrant Shares. In order to prevent dilution of the purchase rights granted under this Warrant, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4).

(a) Adjustment to Exercise Price and Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in Options or Convertible Securities to substantially all the holders of the Common Stock, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 4(a) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(b) Adjustment to Exercise Price and Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 4(a)), in each case which entitles substantially all of the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 4 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Warrant Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale or similar transaction). The provisions of this Section 4(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein (including Section 9), with respect to any corporate event or other transaction contemplated by the provisions of this Section 4(b), the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 3 instead of giving effect to the provisions contained in this Section 4(b) with respect to this Warrant.

(c) Certificate as to Adjustment.

(i) As promptly as reasonably practicable following any adjustment of the Exercise Price or number of Warrant Shares, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an Officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii) As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an Officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

(d) Notices. In the event:

(i) that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company’s assets to another Person; or

(iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company shall send or cause to be sent to the Holder at least fifteen (15) Business Days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.

5. Transfer of Warrant. Subject to the transfer conditions referred to in the Restricted Legend and in Section 8 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed instrument of assignment. Upon such compliance, surrender and delivery, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

6. Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided in the last sentence of this Section 6, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding the foregoing sentences of this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7. Replacement on Loss; Division and Combination.

(a) Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b) Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, including the provisions of the Restricted Legend and Section 8 hereof, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

8. Compliance with the Securities Act.

(a) Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 8 and the requirements of the Restricted Legend set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless provided in Section 8(c) below) shall be stamped or imprinted with a legend (the “Restricted Legend”) in substantially the following form:

“THIS SECURITY AND THE SECURITIES, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(i) REPRESENTS THAT IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF REGULATION D AS PROMULGATED UNDER THE SECURITIES ACT, AND

(ii) AGREES FOR THE BENEFIT OF SEACOR MARINE HOLDINGS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY AND THE SECURITIES, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY, OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN EXCEPT:

a. TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

b. PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

c. PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER OF THIS SECURITY OR ANY SECURITY ISSUABLE UPON EXERCISE OF THIS SECURITY, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE AMENDMENT AND EXCHANGE AGREEMENT AND THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(b) Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(i) The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act;

(ii) The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act; and

(iii) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

(c) The Holder (or its transferee, as applicable) of any Warrants or Warrant Shares that contain a Restricted Legend shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the restrictive legend set forth above when (x) all such Warrants or Warrant Shares, as applicable, shall have been (A) effectively registered under the Securities Act and disposed of in accordance with a registration statement covering such securities or (B) disposed of pursuant to the provisions of Rule 144 or any comparable rule under the Securities Act or (y) when, in the opinion of independent counsel for such Holder, such restrictions are no longer required in order to insure compliance with the Securities Act (including, without limitation, when all such Warrants or Warrant Shares, as applicable, could be sold in a single transaction pursuant to Rule 144 without restriction as to volume or manner of sale).

9. Jones Act Restrictions. Notwithstanding the other provisions of this Warrant, in order to facilitate the Company’s compliance with the provisions of the Jones Act with regard to its operation of vessels in the U.S. Coastwise Trade and with certain contractual obligations of the Company with the United States government:

(a) In connection with any exercise of this Warrant, the Holder (or, if not the Holder, the Person that the Holder has designated to receive the shares of Common Stock issuable upon exercise or conversion of the Warrants) shall advise the Company whether or not it satisfies the requirements to be a U.S. Citizen. If such Holder or Person advises the Company that it satisfies the requirements to be a U.S. Citizen, under the Company Charter, the Company may require a Holder (or, if not the Holder, the Person that the Holder has designated to receive the shares of Common Stock issuable upon exercise or conversion of the Warrants) to provide it with such documents and other information as it may reasonably request to establish to the Company’s reasonable satisfaction that such Holder and/or Person is a U.S. Citizen.

(b) No Holder who cannot establish to the Company’s reasonable satisfaction that it (or, if not the Holder, the Person that the Holder has designated to receive the shares of Common Stock issuable upon exercise or conversion of the Warrants) is a U.S. Citizen may exercise or convert any Warrants to the extent the receipt of the shares of Common Stock issuable upon exercise or conversion of such Warrants would cause such Holder and/or any Person whose ownership position would be aggregated with that of such Holder and/or Person to exceed 4.9% of the aggregate number of shares of Common Stock outstanding at such time.

(c) No Holder who cannot establish to the Company’s reasonable satisfaction that it (or, if not the Holder, the Person that the Holder has designated to receive the shares of Common Stock issuable upon exercise or conversion of the Warrants) is a U.S. Citizen may exercise or convert any Warrants to the extent the shares of Common Stock deliverable upon exercise or conversion of the Warrants would constitute Excess Shares if they were issued, which shall be determined by the Company in its reasonable discretion at the time of any proposed exercise or conversion of a Warrant.

(d) Any sale, transfer or other disposition of a Warrant by any Holder that is a Non-U.S. Citizen to a Person who is a U.S. Citizen must be a complete transfer of such Holder’s interests to such Person in the Warrant and the shares of Common Stock issuable upon exercise or conversion thereof with no ability to direct or control such Person. The foregoing restriction shall also apply to any Person that the Holder has designated to receive the shares of Common Stock issuable upon exercise or conversion of the Warrants.

10. Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

11. No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant but subject always to compliance with the citizenship requirements of the Jones Act.

12. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).

If to the Company:	12121 Wickchester Lane, Suite 500 Houston, TX 77079 E-mail: aeverett@seacormarine.com Attention: Andrew H. Everett II

with a copy (which shall not constitute notice) to:	Milbank LLP 55 Hudson Yards New York, NY 10001 Fax: (212) 822-5301 Email: Bnadritch@milbank.com Attention: Brett Nadritch

If to the Holder:	c/o The Carlyle Group 1001 Pennsylvania Avenue, Suite 220S Washington, D.C. 20004 Facsimile: (202) 403-3450 E-mail: aditya.narain@carlyle.com Attention: Aditya Narain

with a copy (which shall not constitute notice) to:	Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Facsimile: (212) 446-4900 E-mail: Joshua.Korff@kirkland.com; Ross.Leff@kirkland.com Attention: Joshua N. Korff, P.C.; Ross M. Leff

13. Cumulative Remedies. Except to the extent expressly provided in Section 6 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

14. Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

15. Entire Agreement. This Warrant, together with the Amendment and Exchange Agreement, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Warrant, the Subscription Agreement, the statements in the body of this Warrant shall control.

16. Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

17. No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

18. Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

19. Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

20. Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

21. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b)) BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

22. Submission to Jurisdiction; Waiver of Service and Venue.

(a) Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the U.S. District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Warrant, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant in any court referred to in this Section 22. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 12. Nothing in this Warrant will affect the right of any party to serve process in any other manner permitted by law.

23. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

24. Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

25. No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

SEACOR MARINE HOLDINGS INC.

By:
Name:
Title:

Accepted and agreed,
[ ]

By:
Name:
Title: Authorized Person

EXHIBIT A

NOTICE OF EXERCISE

SEACOR Marine Holdings Inc.

12121 Wickchester Lane, Suite 500

Houston, TX 77079

E-mail: aeverett@seacormarine.com

Attention: Andrew H. Everett II

Enclosed, please find my Form of Warrant with Warrant Certificate No.: W-[•] and Original Issue Date: [•] (the “Warrant”) issued under the Exchange Agreement (New Convertible Notes), dated [•], 2022 (the “Exchange Agreement”), and subject to all of the terms and conditions of the Warrant and the Amendment and Exchange Agreement referred to therein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Amendment and Exchange Agreement. I hereby exercise my Warrant and hereby notify you of my election to purchase the following stated number of shares of Common Stock of SEACOR Marine Holdings Inc., a Delaware corporation (the “Company”, and such shares of Common Stock the “Warrant Shares”), at the agreed Exercise Price of $0.01 per Warrant Share, as indicated below:

Number of Warrant Shares:                                  Aggregate Exercise Price: $

If this Notice of Exercise involves fewer than all of the Warrant Shares that are exercisable under the Warrant, I retain the right to exercise my Warrant for the balance of the Warrant Shares remaining, all in accordance with the terms of the Warrant.

I agree to provide the Company with such other documents and representations as it may reasonably require pursuant to Section 9 of the Warrant in connection with the exercise of this Warrant.

Payment of Aggregate Exercise Price.

☐ (1) This Notice of Exercise is accompanied by a check in the amount of $ ; and/or

☐ (2) Payment of the Aggregate Exercise Price will be made by wire transfer of immediately available funds to an account designated in writing by the Company; and/or

☐ (3) Payment of the Aggregate Exercise Price will be made by the Company withholding a number of Warrant Shares now issuable upon the exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price.

In order to facilitate the Company’s compliance with the provisions of the Jones Act related to ownership of Common Stock by Non-U.S. Citizens, the undersigned registered Holder of the enclosed Warrant represents and warrants as follows:

CHECK ONE BOX BELOW:

☐	such Holder is a U.S. Citizen (additional information may be required by the Company to confirm that the Holder is a U.S. Citizen)

☐	such Holder is a Non-U.S. Citizen and such Holder, together with its Affiliates, currently holds shares of Common Stock

My current address is as follows:

Address:

Date:

Signature

Enclosures: